EXHIBIT 10.8

SUBCONTRACT AGREEMENT THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

I. “CPSA”:	Community Partnership of Southern Arizona

4575 East Broadway Boulevard

Tucson, Arizona 85711

Neal Cash, Chief Executive Officer

2. “Contractor”:	THE PROVIDENCE SERVICE CORPORATION

620 N. Craycroft

Tucson, AZ 85719

Craig A. Norris, COO, The Providence Service Corporation

Phone: (520) 747-6600

3.	Term of Subcontract:

The term of this subcontract shall commence on July 1, 2005 and shall continue for a period of one year thereafter, unless terminated, canceled or extended. At the option of CPSA this subcontract may be extended by written amendment for two one year periods thereafter.

4.	Binding Effect:

This Subcontract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

CPSA:	Community Partnership of Southern Arizona

Signature:	/s/ Neal Cash
Print Name and Title:	Neal Cash, Chief Executive Officer
Date:	August 31, 2005

CONTRACTOR:	The Providence Service Corporation

Signature:	/s/ Craig A. Norris
Print Name and Title:	Craig A. Norris, Chief Operating Officer The Providence Service Corporation
Date:	August 24, 2005

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SUBCONTRACT TABLE OF CONTENTS

1. Subcontract Cover Page	1

2. Subcontract Table of Contents	2

3. Scope of Work	3

4. Standard Terms	16

5. Special Terms	36

6. Schedule I-A – Monthly One-Twelfth Payment Methodology	41

7. Schedule I-B – Cost Reimbursement Methodology	43

8. Schedule II – Program Funding Allocation	44

9. Schedule III – Subcontract Deliverables	46

10. Attachments	49

A. Definitions	49

B. Service Site Listing	58

C. Independent Practitioners	59

D. HB 2003 Contractor’s Expenditure Report (CER)	60

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SCOPE OF WORK

A.	PURPOSE

To provide a complete and integrated continuum of behavioral health services to enrolled children, meeting DSM IV criteria for mental illness, including substance use or dependence related disorders. Included under the auspices of this Subcontract is the population of uniquely identified children enrolled in the Comprehensive Medical and Dental Plan (CMDP) who are wards of the State of Arizona.

B.	ELIGIBILITY GROUPS COVERED UNDER THIS SUBCONTRACT

The following individuals and families are covered under this subcontract:

1.	Title XIX and Title XXI Eligible Children and Adults

a.	The ADHS/DBHS/CPSA Provider Manual lists the AHCCCS eligibility key codes for all Title XIX and Title XXI children and adults that are covered under this subcontract.

b.	The Title XIX eligible children include but are not limited to:

i.	Title XIX children who have been adjudicated by the court to be in the care and custody of:

a)	Arizona Department of Economic Security/Division of Children, Youth and Families (Child Protective Services);

b)	Arizona Department of Juvenile Corrections (except for those who are adjudicated delinquents and are in a correctional institution);

c)	Administrative Office of the Courts/Juvenile Probation.

These Title XIX eligible children in the care and custody of the state are enrolled with the Comprehensive Medical and Dental Program (CMDP) health plan. CMDP is responsible for the acute care medical health benefit for these children.

ii.	Title XIX children in the Arizona Department of Economic Security/Division of Children Youth and Families Adoption Subsidy Program.

iii.	Title XIX children in the Arizona Department of Economic Security/Division of Children Youth and Families voluntary foster care arrangements.

c.	Title XIX and Title XXI eligible Native Americans regardless if they live on or off reservation, except when enrolled with an ADHS Tribal Contractor.

2.	Developmentally Disabled (DD) ALTCS Children and Adults

The ADHS/DBHS/CPSA Provider Manual lists the DD ALTCS eligibility key code groups that are covered under this subcontract.

3.	Non-Title XIX/XXI Persons with a Serious Mental Illness (SMI)

These are persons who are determined to have a serious mental illness in accordance with the ADHS/DBHS/CPSA Provider Manual, Section 3.10, SMI Eligibility Determination.

4.	The following individuals and families are covered under this subcontract to the extent that funding is available and allocated to the Contractor. The Contractor may limit the scope of services provided to these populations consistent with ADHS/DBHS/CPSA Provider Manual, Section 3.2, Service Prioritization for Non-Title XIX/XXI Funding:

a.	Non-Title XIX/XXI General Mental Health Adults (GMH)

Adult persons age eighteen and older who have general behavioral health issues and have not been determined to have a serious mental illness.

b.	Non-Title XIX/XXI Substance Abuse Adults (SA)

Adult persons age eighteen and older who have a substance use disorder, or are referred for DUI screening, education and treatment, and have not been determined to have a serious mental illness.

c.	Non-Title XIX/XXI Children

Children up through the age of seventeen who are in need of behavioral health services

C.	SERVICES TO BE PROVIDED UNDER THIS SUBCONTRACT

1.	Based on the funding source as specified in Schedule II, Program Funding Allocation, the Contractor shall develop, maintain and monitor a continuum of Covered Services for its enrolled members. The Contractor shall ensure that the complete continuum of behavioral health services contained in the ADHS/DBHS Covered Behavioral Health Services Guide is available to meet the needs of and provided when needed to eligible and enrolled persons. A comprehensive listing of service codes, including limitations, such as Title XIX or Tile XXI reimbursability, categories of service, and allowed provider types, can be found in the CPSA Service Authorization Matrix. All service codes, unless explicitly stated otherwise, refer to both substance abuse/dependence and mental health services and populations.

2.	Service provision is based on the premise that all mandated and appropriate covered services will be of high quality and provided in a culturally competent manner, in the least restrictive environments, accessible to all populations and sensitive to consumer choice.

3.	All services must be provided in compliance with the processes established in the ADHS/DBHS/CPSA Provider Manual and the CPSA Program Protocol Manual. Additionally:

a.	Services to those determined to have serious mental illness must be provided in accordance with all provisions of Arizona Administrative Code Title 9, Chapter 21, Behavioral Health Services for Persons with Serious Mental Illness, and with the ADHS Principles for Persons with a Serious Mental Illness, available on the ADHS/DBHS web site and incorporated herein by reference.

b.	Services provided to Title XIX/XXI children must be delivered in accordance with the Arizona Vision set forth in the JK Settlement Agreement and the Title XIX Children’s Behavioral Health Annual Action Plan available on the ADHS/DBHS web site and incorporated herein by reference.

4.	All services will be provided in the context of the enrolled person’s Adult Recovery Team, Child and Family Team, or Young Adult Team.

a.	The Contractor shall continue to deliver ongoing behavioral health services to a member 18 through the 21st year and his/her family, facilitated through a Young Adult Team, provided:

i.	The Member and family choose to remain enrolled with the Children’s Network.

ii.	The Member is Title XIX/XXI and/or CMDP enrolled

iii.	The Young Adult Team has commenced development of life skills and independence 6 months prior to 18th birthday

iv.	The determination as a person with Serious Mental Illness is completed and Title XIX rights and requirements are implemented.

5.	The Contractor shall encourage adult persons to include family members in the assessment and treatment for behavioral health recipients, unless it is contraindicated by family circumstances. The Contractor shall support the participation of parents/primary caregivers, adolescents and children in the assessment and treatment process. A unified process of assessment, planning, service delivery and support among multiple agencies represents the preferred practice.

6.	Psychotropic medications must be provided according to the CPSA Formulary. Contractor employed and contracted physicians, registered nurse practitioners, and/or physician assistants shall prescribe and abide by the CPSA drug formulary and by the ADHS/DBHS/CPSA Provider Manual Sections 3.15, Psychotropic Medications: Prescribing and Monitoring, 3.16, Medication Formulary and 3.14, Securing Services and Prior Authorization.

7.	The Contractor may not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the behavioral health diagnosis, type of illness, or condition of the eligible or enrolled person. The Contractor may place appropriate limits on a service on the basis of criteria, such as medically necessary covered services, or for utilization control, provided the services furnished can reasonably be expected to achieve their purpose.

8.	Contractor is encouraged to use consumers of behavioral health services and their families to provide supportive services to enrolled members including payment, as appropriate, for those services. Consumers and families shall receive appropriate training and must meet requirements for service provision under this Subcontract.

9.	The Contractor shall ensure coordination and continuity of care for behavioral health recipients admitted to the Arizona State Hospital, including but not limited to the following:

a.	diversion of potential admission from the Arizona State Hospital, as appropriate;

b.	coordination of the admission process with the Arizona State Hospital Admissions Office;

c.	participation in the Arizona State Hospital treatment and discharge planning;

d.	forwarding of available clinical and medical record information upon or shortly after admission; and

e.	any other requested communication and/or collaboration with the Arizona State Hospital

D.	CRISIS SERVICES:

CPSA is responsible for ensuring that Crisis Services, including detoxification services, are available to eligible and enrolled persons who are at imminent risk of decompensation, relapse, hospitalization, risk of harm to self or others, or loss of residence due to a behavioral health condition. Contractor is responsible for coordinating its members’ access to the CPSA Community-wide Crisis Providers in Pima County. The Contractor shall ensure that each enrolled Member has clear written instructions on how to access crisis services. For enrolled members in crisis beyond regular business hours, the Contractor shall arrange for phone consultation, services to stabilize the crisis and appropriate referral to continue stabilization.

Although the Contractor is not expected to duplicate the range of services provided by the Community-wide Crisis Providers, as an Intake provider, the Contractor is expected to respond to eligible, but non-enrolled persons in urgent need or to arrange for services to a community-wide crisis provider according to the ADHS/DBHS appointment standards and to CPSA established protocol, Network/SAMHC Crisis Interface: Persons who Present Needing Medication or Network/SAMHC Crisis Interface: All Other Crisis Situations.

CPSA funds contracted providers to deliver Crisis Stabilization services for adolescents in a 10 bed unit and for children, 2 beds in a group setting. The contractor shall participate with these contracted providers to ensure appropriate utilization of these resources in accordance with protocols and scopes of work specific to these resources.

CPSA funds detoxification services through a Detoxification Service Provider (DSP). The DSP provides services for Members assessed as requiring care at intensities of service comparable to ASAM Levels II-D, III.2-D, and III.7-D. The Contractor is responsible for coordinating members’ access to services provided by the DSP in accordance with the processes established by the CPSA Program Protocol Manual.

E.	COORDINATION OF CARE

The Contractor shall collaborate with community and government agencies and individuals to coordinate the delivery of Covered Services with other services and supports needed by the enrolled person and their families. Specific requirements related to this provision are delineated in ADHS/DBHS/CPSA Provider Manual Section 4.4, Coordination of Care with Other Government Entities.

Contractor agrees to comply with the terms and conditions of the Arizona Department of Economic Security (ADES) Interagency Service Agreement (ISA) between Rehabilitation Services Administration (RSA) and ADHS/DBHS and to coordinate with RSA as required in ADHS/DBHS/CPSA Provider Manual Section 4.4, Coordination of Care with Other Government Entities.

The Contractor must communicate and coordinate with enrolled persons’ AHCCCS Health Plan primary care providers and other health care providers regarding the enrolled persons’ behavioral health and general medical care and treatment in compliance with the ADHS/DBHS/ CPSA Provider Manual Section 4.3, Coordination of Care with AHCCCS Health Plans and Primary Care Providers.

F.	PROVIDER NETWORK REQUIREMENTS

1.	Network Development, monitoring and maintenance

a.	Contractor shall establish and maintain a community-based governing or advisory board for local decision-making and input into service delivery and network development.

b.	The Contractor shall establish, maintain and monitor a provider network that is capable of delivering a full continuum of treatment, rehabilitative and supportive services for children and adults. The continuum of care may be provided directly or through contractual arrangements with qualified providers (Subcontracted Providers). The Contractor shall provide technical assistance to its providers regarding Covered Services, encounter submission and documentation requirements on an as needed basis.

c.	The Contractor’s network must meet the Minimum Network Standards and Staff Inventory requirements established by CPSA. Contractor must submit quarterly reports documenting these minimum standards in the format prescribed by CPSA and on the time schedule enunciated in Schedule III, Subcontract Deliverables.

d.	The Contractor’s network must be sufficient to ensure that:

i.	Capacity to serve eligible and enrolled persons of non-dominant culture and ethnicity is demonstrated;

ii.	Unnecessary use of emergency departments and urgent care centers is reduced;

iii.	Use of jail and detention centers is reduced;

iv.	Covered Services, including emergency care, are provided promptly and are reasonably accessible in terms of location and hours of operation and are delivered in compliance with

ADHS/DBHS/CPSA Provider Manual, Section 3.2, Appointment Standards and Timeliness of Service.

v.	Children with special health care needs have adequate access to behavioral health practitioners with experience in treating the child’s diagnosed condition.

e.	The Contractor’s network must include intake sites and capacity adequate to ensure the following:

i.	Scheduled hours for intake appointments must ensure accessibility and ease of entry into the behavioral health system.

ii.	All service sites must be staffed adequately to complete SMI determinations within time frames established by ADHS/DBHS/CPSA Provider Manual Section 3.10, SMI Eligibility Determination.

iii.	Financial assessments must be conducted at each intake site by a staff person trained in financial screening and dedicated to the completion of applications for public benefits according to ADHS/DBHS/CPSA Provider Manual, Section 3.1, Accessing and Interpreting Eligibility and Enrollment Information and Screening and applying for AHCCCS Health Insurance.

iv.	At intake, written materials will be provided to the Member to include at a minimum: Member Handbook, Rights and Responsibilities of Members, name and phone number of their assigned Clinical Liaison and the procedure for reaching the Clinical Liaison in the event of an urgent or emergent need.

v.	Intake services are available during non-business hours (evenings and weekends) to accommodate Member’s access into the system. Intake services are also available outside the Contractor’s office, i.e. schools, homes, wellness centers.

f.	The Contractor’s network must be sufficient to ensure that a Clinical Liaison is assigned to each member. The Clinical Liaison is responsible for providing clinical oversight, working in collaboration with the enrolled person and his/her family or significant others to implement an effective treatment plan, and serves as the point of contact, coordination and communication with other systems where clinical knowledge of the case is important. Contractor must comply with the ADHS/DBHS/CPSA Provider Manual, Section 3.7, Clinical Liaisons. The Contractor shall maintain a roster in the CPSA Information System that identifies the Clinical Liaison and Clinical Liaison contact information for each behavioral health recipient. The Contractor shall update the roster as the Clinical Liaison changes.

g.	The Contractor shall recruit, evaluate and monitor providers with an appropriate combination of skills, training and experience to provide Covered Services under this Subcontract.

h.	The Contractor shall, and require its subcontractors to, credential and privilege providers as required in the ADHS/DBHS Provider Manual Section 3.20, Credentialing and Privileging, including processes to expedite temporary credentialing and privileging when needed to ensure the sufficiency of the network and add to specialized providers

i.	The Contractor shall retain providers based upon performance and quality improvement data acquired while delivering services under this subcontract.

j.	Contractor shall not restrict or inhibit providers in any way from communicating freely with or advocating for persons regarding:

i.	Behavioral health care, medical needs and treatment options, even if needed services are not covered by the Contractor or if an alternate treatment is self-administered;

ii.	Any information the behavioral health recipient needs in order to decide among all relevant treatment options;

iii.	The risks, benefits, and consequences of treatment or non-treatment; and,

iv.	The behavioral health recipient’s right to participate in decisions regarding his or her behavioral health care, including the right to refuse treatment, and to express preferences about future treatment decisions.

k.	Contractor shall provide enrolled persons choice within the provider network, subject to reasonable frequency limitations and contingent on the availability within the Contractor’s service network of an alternative that is suitable to meet the enrolled member’s needs.

l.	The Contractor shall not discriminate, with respect to participation in its network, against any provider based solely on the provider’s type of licensure or certification. In addition, the Contractor shall not discriminate against providers that service high-risk populations or specialize in conditions that require costly treatment. This provision, however, does not prohibit the Contractor from limiting provider participation to the extent that the Contractor is meeting the needs of those persons covered under this contract. This provision also does not interfere with measures established by the Contractor to control costs consistent with its responsibilities under this subcontract nor does it preclude the Contractor from using different reimbursement amounts for different specialists or for different practitioners in the same specialty.

m.	If the Contractor or its Subcontracted Provider network is unable to provide a covered service required under this Subcontract, the Contractor shall ensure timely and adequate coverage of these services through an out-of-network provider until a network provider is contracted. The Contractor shall coordinate with respect to authorization and payment under these circumstances.

n.	If the Contractor declines to include individuals or groups of providers in its network, it shall give the affected providers written notice of the reason for its decision. The Contractor may not include providers excluded from participation in Federal health care programs, pursuant to Section 1128 or Section 1128 A of the Social Security Act.

2.	Additional Network Requirements:

a.	Juvenile Service Provisions: The Contractor and its Subcontracted Providers shall meet and ensure that all its paid and unpaid personnel who are required or are allowed to provide behavioral health services directly to Juveniles have met all fingerprint and certification requirements of A.R.S. §36 425.03 prior to providing such services. Additionally, the Contractor and any subcontractors providing Level II and III behavioral residential services to juveniles will comply with all relevant provisions in A.R.S.36-1201.

b.	Level I, II and III Provisions: A Level I, II and III provider shall accept all referrals of behavioral health recipients made by the Contractor and that the subcontractor shall not arbitrarily or prematurely deny, suspend, or terminate services to a behavioral health recipient without prior notification to the Contractor.

c.	Level I Provisions: Level I providers shall comply with the Contractor’s quality management programs and the utilization control and review procedures specified in 42 CFR, Parts 441 and 456, as implemented by AHCCCS and DHS.

d.	IMD Facility Provisions: The following minimum provisions apply to IMD facilities provider types B6 and 71:

i.	The IMD facility shall keep track of the number of days a Title XIX or Title XXI behavioral health recipient is in the facility and may only bill for services within the limitations of the IMD expenditure authority for Title XIX services. The Title XIX service limitations are thirty (30) days per admission, and sixty (60) days per contract year for those aged 21 through 64 for services provided in IMDs. Service limitations are cumulative across providers. For persons under 21 and over 64, there are no IMD service limitations.

ii.	The IMD facility shall notify AHCCCS Member Services according to the requirements outlined in the ADHS/DBHS/CPSA Provider Manual.

iii.	The IMD facility shall provide written notification to Title XIX and Title XXI behavioral health recipients aged 21 through 64 that their AHCCCS eligibility may end if they remain in an IMD longer than thirty (30) days per admission or sixty (60) days per contract year.

3.	Notification Requirements for Changes to the Network

a.	The Contractor shall notify and obtain written approval from CPSA before making any expected network material changes in the size, scope, configuration, or change in location of sites of the Contractor’s provider network as indicated in the most recent network inventory. This includes any significant reduction in a provider’s workforce or any plan to not fill, or delay filling, key staff vacancies.

b.	The Contractor shall notify CPSA in writing within one (1) day of becoming aware of any unexpected network material change, or learning of a network deficiency, or anticipating a network material change that could impair the provider network. The notice shall include:

i.	Information about how the change will affect the delivery of covered services;

ii.	The Contractor’s plan to ensure that there is minimal disruption to the behavioral health recipient’s care and provision of service. The plan shall also address that clinical team meetings with the behavioral health recipient will be provided to discuss the options available to the behavioral health recipient and that treatment plans will be revised to address any changes in services or service providers; and

iii.	The Contractor’s plan to address and resolve any network deficiency.

c.	The Contractor shall notify CPSA in writing within five (5) days of a decision by the Contractor to terminate, suspend or limit a subcontract, if the decision impacts the sufficiency of the network, including situations that require behavioral health recipients to transition care to a different provider.

i.	The notice shall include:

a)	The number of individuals to be impacted by the termination, limitation or suspension decision including the number of Title XIX and Title XXI and Non-Title XIX/XXI behavioral health recipients affected by program category.

b)	The Contractor’s plan to ensure that there is minimal disruption to the behavioral health recipient’s care and provision of service. The plan shall also address that clinical team meetings with the behavioral health recipient will be provided to discuss the options available to the behavioral health recipient and that treatment plans will be revised to address any changes in services or service providers.

c)	The Contractor’s plan for communicating changes to affected behavioral health recipients. Such plan must include the provision of written notice to affected members within fifteen (15) days of issuance of termination notice.

d.	The Contractor shall track all persons transitioned due to a subcontract suspension, limitation or termination to ensure service continuity. Required elements to be tracked include: Name, Title XIX/XXI status, date of birth, population type, current services that the behavioral health recipient is receiving, services that the behavioral health recipient will be receiving, new agency assigned, and date of first appointment and activities to re-engage persons who miss their first appointment at the new provider. Other elements to be tracked may be added based on the particular circumstances.

G.	DESIGNATED SERVICE PROVIDER:

The Contractor shall function as the Designated Service Provider for the following rural geographic subdivisions:

1.	Marana - Subdivision B and Ba, which includes:

Marana; Saguaro; Silver Bell; Avra Valley; Rillito; Cortaro; and Catalina.

As a Designated Service Provider, the Contractor will maintain a physical presence in each rural subdivision indicated above throughout the term of this Subcontract.

H.	CONTRACTOR ADMINISTRATIVE ORGANIZATION

The Contractor shall maintain organizational, managerial and administrative systems and staff capable of fulfilling all contractual requirements and shall employ staff persons with adequate time designated to carry out the required functions. Contractor shall maintain the following required staff positions:

1.	Medical Director: The Contractor shall designate a Medical Director who shall be available on a continuing basis to work with CPSA medical staff to ensure administration and delivery of high quality, medically appropriate care including care provided by Subcontracted Providers.

a.	Contractor shall have a board qualified/ board certified psychiatrist who serves as the Medical Director of the network. “The Medical Director shall have ultimate clinical authority, but must function as a collaborator and team member, both with the administration and with clinicians or other disciplines, in order to be maximally effective in accomplishing the goals and functions of the position.” (Adapted from APA Guidelines for Psychiatric Practice in State and Community Psychiatry Systems, 1993).

b.	The Medical Director shall have sufficient time to perform administrative duties. Administrative duties include, but are not limited to, attendance at required meetings convened by CPSA and shall have ultimate authority for ensuring psychiatric oversight in:

i.	Emergency Services. Review of all dispositions through a defined protocol.

ii.	Acute Care Services. Admissions and discharge decisions, level of care determinations, direct supervision of care, and denial of requested services based on established medical necessity criteria as established by CPSA.

iii.	Outpatient and Residential Services. Provide participation and/or leadership in regular interdisciplinary team case reviews, including review and signature of treatment plans and Individual Service Plans that address the entire spectrum of bio-psychosocial needs of members.

iv.	Other medical care delivery and coordination with member’s primary care physician.

c.	Additional duties include:

i.	Development of job descriptions for provider psychiatrists, nurse practitioners and physician assistants.

ii.	Assuring the adequacy of psychiatric staffing to meet members’ needs in a timely and clinically safe manner.

iii.	Recruitment and supervision of provider psychiatric staff.

iv.	Staff training.

v.	Direct involvement in the quality management and utilization management processes of the Contractor.

vi.	In conjunction with other provider Medical Directors and the CPSA Chief Medical Officer, development, refinement and implementation of clinical best practices and implementation of documentation standards for psychiatrists, nurse practitioners and physician assistants

vii.	Involvement in the grievance and appeal process.

viii.	Involvement in the Title 36 and process, including the assurance that psychiatric providers will be available for required testimony and court appearances in any and all Title 36 and proceedings.

ix.	Assurance of ongoing coordination of care of members confined to the Arizona State Hospital (ASH).

2.	Clinical Liaison: shall be assigned to each member to complete the assessment and service planning processes and provide clinical oversight to ensure the provision of necessary covered services.

3.	Intake Staff: shall be available to provide routine and urgent intakes according to established time frames.

4.	HB 2003 Children’s Staff: The Contractor shall deploy two (2) HB 2003 Children’s staff positions that are co-located, one at the PCJCC, and one at designated DES offices.

5.	Liaison to the Detoxification Service Provider: The Contractor will designate an appropriately qualified person to oversee and manage the care of its established and newly enrolled members receiving services at the DSP.

6.	Arizona State Hospital Liaison: State Hospital Liaison for all covered populations who has the authority to commit resources of the Subcontractor in finalizing discharge planning for its enrolled members in the State Hospital.

7.	Special Child Populations: The Contractor shall be responsible for identifying one or more contact person(s) for each Special Population, in addition to those listed above. These populations include the following:

a.	Children assigned to ADES/CPS;

b.	Children assigned to AOC;

c.	Children assigned to ADES/DDD; and

d.	Children assigned to ADJC.

The contact person shall interact with CPSA staff member assigned to each population.

8.	Quality Management (QM)/Utilization Management (UM): The Contractor shall designate an appropriately qualified person to oversee it’s QM/UM function both internally and externally

9.	Teleconferencing: The Contractor shall designate a staff member with sufficient time allocated to be responsible for the coordination of the telecommunications system

10.	Planning: The Contractor shall identify a staff member who is responsible for both coordinating planning activities and interfacing with CPSA in its planning process.

11.	Subcontract Administration: The Contractor shall assign a staff member to coordinate the contract administration functions.

12.	Child and Family Team Staff: The Contractor shall have a sufficient number of staff to implement the Child and Family Team Process.

13.	Cultural Liaison: The Contractor shall appoint a Cultural Liaison to interact and collaborate with CPSA Cultural Diversity Specialist on cultural proficiency issues, including any new initiatives relating to culture.

14.	RBHA Development Plan Liaison: The Contractor shall appoint a RBHA Development Plan Liaison to interact and coordinate with CPSA Network Development Manager or designee as the single-point of contact responsible for gathering and reporting of all related activities/achievements that support the goals of the plan.

I.	MEMBER REFERRAL, ENROLLMENT AND ASSIGNMENT

1.	The Contractor shall accept and act upon referrals and requests for Covered Services made by any person or person’s legal guardian, family member, an AHCCCS health plan, primary care provider, hospital, jail, court, probation or parole officer, tribal government, Indian Health Services, school, or other state or community agency. The Contractor and its Subcontracted Providers shall follow all referral procedures outlined in the ADHS/DBHS/CPSA Provider Manual, Section 3.3, Referral Process.

2.	Contractor shall ensure that any Level I, II or III facility that it operates or subcontracts with is required to accept all referrals of behavioral health recipients made by the Contractor and may not arbitrarily or prematurely deny, suspend or terminate services to a behavioral health recipient without prior notification to the Contractor.

3.	The Contractor shall ensure that all eligible persons who receive Covered Services are enrolled in the CPSA PACE Enrollment System in a timely manner and in accordance to the ADHS/DBHS/CPSA Provider Manual provisions governing timeliness of service.

4.	Member assignment to the Contractor shall be based upon member choice, geographic location, and on an equitable, proportional assignment procedure. Assignment of members to the Contractor shall be at the sole discretion of CPSA. CPSA may adjust assignments to the Contractor based upon subcontract performance or QM findings at its discretion. The Contractor must accept enrollment of all members assigned. In the event a Member’s eligibility or assignment is questioned, the Contractor will seek assistance from CPSA Member Services. Members are the responsibility of the Contractor effective the member’s assignment date to the Contractor. CPSA will provide notification of assignment within 48 hours of member’s assignment date to the Contractor. Under no circumstances shall the Contractor be financially or clinically responsible for services provided to a member, pursuant to this Subcontract, prior to a member’s assignment to the Contractor.

5.	Members may change their assigned Network at the discretion of CPSA based upon established criteria and guidelines established in ADHS/DBHS/CPSA Provider Manual Section The Contractor will facilitate the transfer of clinical information necessary to accomplish such a change in Network assignment. The Contractor shall accept responsibility programmatically and financially as of the date of the member’s assignment to the Contractor, which shall occur upon the complete transfer of the member’s clinical information.

6.	Eligible persons currently enrolled with a Contractor shall remain enrolled with the Contractor regardless of subsequent move out of that Contractor’s GSA unless and until the enrolled person is transitioned to an ALTCS Contractor, other Contractor or service provider, as applicable, and such transfer occurs in accordance with the ADHS/DBHS/CPSA Provider Manual Section 3.17, Transition of Persons.

7.	The Contractor shall ensure that complete, timely and accurate enrollment, assessment and disenrollment data is submitted to CPSA in accordance to ADHS/DBHS/CPSA Provider Manual Section 7.5, Enrollment, Disenrollment and Other Data Submission.

8.	The Contractor member roster is available to the Contractor via intranet within an hour of data transmission. The Contractor is responsible for reconciliation of the member roster and reporting of corrections to CPSA at least monthly according to the established Roster Reconciliation Protocols. The Contractor is responsible for the identification of AHCCCS eligibility, program indicator, and eligible fund type assignment at point of intake and throughout duration of enrollment of services. The Contractor must ensure that internal agency enrollment rosters coincide with CPSA enrollment information. The Contractor submits this report to CPSA as required in Schedule III, Contract Deliverables.

9.	The Contractor will maintain a current roster of children enrolled in CMDP (Comprehensive Medical and Dental Plan) and provide CPSA with a list monthly by the 15th of the month for the previous month.

J.	COMMUNICATIONS WITH BEHAVIORAL HEALTH RECIPIENTS, FAMILY MEMBERS, STAKEHOLDERS, AND PROVIDERS

1.	The Contractor shall participate and cooperate with CPSA’s outreach activities designed to inform eligible and enrolled persons of the availability of behavioral health services in accordance with the ADHS/DBHS/CPSA Provider Manual, Section 3.8, Outreach, Engagement, Re-engagement and Closure.

2.	Within 10 days of their first service, Contractor shall provide enrolled members or their guardians or families the CPSA Member Handbook which identifies procedures for accessing emergency services, individual member rights, SMI grievance, appeal procedures, and co-payment policies. The Contractor shall ensure that handbooks are available at all provider sites and easily accessible to all enrolled persons. The Contractor shall supplement the CPSA Member Handbook with specific information that at minimum includes the following: Clinical Liaison, list of Subcontract Providers, available services, service locations and access to emergency services. The Contractor shall ensure that these supplements are written at a 4th grade reading level, and that the information be printed in a type, style, and size that can be easily read by members with varying degrees of visual impairment or limited reading proficiency. The Contractor must notify members that alternative formats are available and how to access them. The Contractor shall assist CPSA in its efforts to annually make available a Member Handbook to all enrolled persons.

3.	The Contractor shall distribute CPSA developed written materials to members and family members and make such materials available in the lobbies of their service sites. The Contractor will assist members in understanding the content of these materials.

4.	The Contractor shall maintain a website. The website shall be organized to allow for easy access of information by behavioral health recipients, family members, providers and stakeholders. The website shall contain at a minimum the following information or links:

a.	Provider Name

b.	Provider Address

c.	Provider telephone number

d.	Locations and sites at which members may receive services

e.	Provider’s hours of operation

f.	Available spoken languages

The Contractor shall ensure that the website is in compliance with the Americans with Disabilities Act.

K.	QUALITY MANAGEMENT/UTILIZATION MANAGEMENT

1.	Quality Management

The Contractor shall have a quality management program that fulfills all requirements contained in the CPSA Quality Management/Utilization Management Plan (QM/UM Plan). In addition to Quality Management requirements set forth in Standard Terms, Paragraph H, the Contractor shall submit a QM/UM Plan within thirty (30) days of the initial execution of the subcontract and annually thereafter. The plan shall comply with the CPSA QM/UM Plan and ensure reporting of incidents, accidents, and deaths according to ADHS/DBHS/CPSA Provider Manual Section 7.4, Reporting of Incidents, Accidents and Deaths and when applicable, reporting of incidents of seclusion and restraint according to ADHS/DBHS/CPSA Provider Manual section 7.3, Seclusion and Restraint Reporting.

The Contractor shall meet ADHS Minimum Performance Standards included in the QM/UM Plan and CPSA shall require a corrective action plan from, and may impose sanctions on Contractor if it does not achieve the minimum standard for any indicator, performance for any indicator declines to a level below the ADHS Minimum Performance Standard or there is a statistically significant drop in the Contractor’s performance on any indicator without a justifiable explanation. The Contractor’s QM/UM Plan shall use methods to address the ADHS Minimum Performance Standards.

The Contractor will provide sufficient space for the CPSA QM Liaison to perform QM review and analysis at the contractor’s site.

2.	Utilization Management

a.	General:

i.	The contractor will assume certain Utilization Management Functions specified in the CPSA Utilization Management Plan. The Contractor and subcontractors will comply with this plan and requirements contained in the ADHS/DBHS/CPSA Provider Manual, Chapter 3.14, Securing Services and Prior Authorization.

ii.	The Contractor shall participate in CPSA processes that monitor for under and over utilization of services.

iii.	The Contractor shall maintain a risk management program and ensure that appropriate action is taken as needed. The Contractor shall use information obtained to improve the quality of care.

iv.	The Contractor shall address discharge from inpatient services as follow-up to a special event and develop a discharge plan according to the ADHS/DBHS/CPSA Provider Manual Section 3.8.6-C.

b.	Utilization Management Reporting Requirements

i.	Utilization (Census) Data for Level II placements are required as referenced in Schedule III, Subcontract Deliverables. Census data for all CPS and DDD children placed out of home including; Level 3 Group Home, Therapeutic Foster Care, Unlicensed Out of Home Placement, and Foster Placement are also required.

ii.	The Contractor will submit additional reports as required by special program provisions or in response to identified discrepancies identified through monitoring efforts.

L.	PHYSICIAN INCENTIVES

The Contractor must comply with all applicable physician incentive requirements and conditions defined in 42 CFR 417.479. These regulations prohibit physician incentive plans that directly or indirectly make payments to a doctor or a group an inducement to limit or refuse medically necessary services to a member. The Contractor is required to disclose all physician incentive agreements to CPSA and to enrolled persons who request them.

The Contractor shall not enter into contractual arrangements that place providers at significant financial risk as defined in CFR 417.479 unless specifically approved in advance by CPSA. In order to obtain approval, the following must be submitted to CPSA 90 days prior to the implementation of the subcontract:

1.	A complete copy of the subcontract

2.	A plan for the member satisfaction survey

3.	Details of the stop-loss protection provided

4.	A summary of the compensation arrangement that meets the substantial financial risk definition

The Contractor shall disclose to CPSA the information on physician incentive plans listed in 42 CFR 417.479 (h)(1) through 417.479(I) in accordance with the AHCCCS Physician Incentive Plan Disclosure by Contractor’s Policy and upon subcontract renewal, prior to the initiation of a new subcontract, or upon the request from ADHS, AHCCCSA, CMS or CPSA.

The Contractor shall also provide for compliance with physician incentive plan requirements as set forth in 42 CFR 422.

M.	ADVANCE DIRECTIVES

The Contractor shall ensure compliance with requirements contained in the ADHS/DBHS/CPSA Provider Manual, Section 3.12, Advance Directives, addressing advanced directives for adult enrolled members.

Each subcontract or agreement with a hospital, nursing facility, home health agency, hospice or organization responsible for providing personal care, must comply with Federal and State law regarding advance directives for adult members.

N.	SUPERVISORY CARE HOMES AND UNLICENSED BOARD & CARE HOMES

In accordance with the ADHS/DBHS/CPSA Provider Manual, Section 10.1, Members Residing in Boarding Homes, the Contractor shall assess the living situation for all persons with a serious mental illness to ensure that the person’s basic needs are met in an environment that is safe, secure and consistent with their behavioral needs. The Contractor shall ensure that any situations observed that pose a threat to the health or safety of a person are promptly resolved.

O.	HOUSING PROGRAM:

The Contractor shall participate with CPSA in delivering housing services in compliance and with CPSA’s Housing Plan and the ADHS/DBHA/CPSA Provider Manual.

The Contractor shall deliver Housing Support Services in accordance with the ADHS/DBHS Covered Services Guide and ADHS/DBHS/CPSA Provider Manual, Section 10.3, Housing Support Services.

SUBCONTRACT AGREEMENT THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

STANDARD TERMS

A.	PROVISION OF SERVICES

The Contractor, subject to the terms of this Subcontract, at the maximum dollar amounts and rates set forth herein or in any Schedule hereto, agrees to provide Covered Services to members as the Contractor may be authorized to do so by CPSA as provided herein.

B.	ARIZONA SYSTEM PRINCIPLES

The Contractor agrees to participate with CPSA to ensure that the behavioral health delivery system operates and services are delivered in accordance with the following System Principles.

1.	Easy Access to Care:

a.	Accurate information is readily available that informs behavioral health recipients, family members and stakeholders how to access services.

b.	The behavioral health network is organized in a manner that allows for easy access to behavioral health services.

c.	Services are delivered in a manner, location and timeframe that meet the needs of behavioral health recipients and their families.

2.	Behavioral Health Recipient and Family Member Involvement:

a.	Behavioral health recipients and family members are active participants in behavioral health delivery system design, prioritization of behavioral health resources and planning for and evaluating the services provided to them.

b.	Behavioral health recipients, family members and other parties involved in the person’s and family’s lives are central and active participants in the assessment, service planning and delivery of behavioral health services and connection to natural supports.

3.	Collaboration with the Greater Community:

a.	Stakeholders including general medical, child welfare, criminal justice, education and other social service providers are actively engaged in the planning and delivery of integrated services to behavioral health recipients and their families.

b.	Relationships are fostered with stakeholders to maximize access by behavioral health recipients and their families to other needed resources such as housing, employment, medical and dental care, and other community services.

c.	Providers of behavioral health services collaborate with community stakeholders to assist behavioral health recipients and family members in achieving their goals.

4.	Effective Innovation:

a.	Behavioral health providers are continuously educated in, and use, best practices.

b.	The services system recognizes that substance use disorder and other mental health disorders are inextricably intertwined, and integrated substance abuse and mental health assessment and treatment are the community standard.

c.	Behavioral health recipients and family members (who want to) are provided training and supervision to become, and be retained as, providers of peer support services.

5.	Expectation for Improvement:

a.	Services are delivered with the explicit goal of assisting people to achieve or maintain success, recovery, gainful employment, success in age-appropriate education; return to or preservation of adults, children and families in their own homes; avoidance of delinquency and criminality; self-sufficiency and meaningful community participation.

b.	Services are continuously evaluated, and modified if they are ineffective in helping to meet these goals.

c.	Behavioral health providers instill hope, even for the most disabled, that achievement of goals is possible.

6.	Cultural Competency:

a.	Behavioral health service providers are recruited, trained and evaluated based upon competence in linguistically and culturally appropriate skills for responding to the individual needs of each behavioral health recipient and family members.

b.	Corporate management reflects cultural diversity in values and action.

c.	Corporate management and behavioral health service providers strive to improve through periodic cultural self assessment and modify individual services or the system as a whole as needed to achieve this goal.

C.	REQUIREMENTS, MANAGEMENT AND REPORTING

1.	Contractor registration:

Contractor must be and ensure that its Subcontractors are registered with AHCCCS (or ADHS as applicable) as provider types that are specified in the ADHS/DBHS Covered Behavioral Health Services Guide. Services must be delivered by Providers that meet all provider qualifications and operate within the scope of their practice as specified in the ADHS/DBHS Covered Behavioral Health Services Guide.

2.	Licenses and Permits:

The Contractor, unless otherwise exempt by law, shall obtain and continuously maintain and shall require all of its Subcontracted Providers and their employees and contractors who participate in the provision of Covered Services, unless otherwise exempt by law, to obtain and continuously maintain all licenses, permits, certifications, credentials and authority necessary to do business and render Covered Services under this Subcontract. Copies of all licenses shall be provided to CPSA, Contracts Department as specified in the Subcontract Deliverables Schedule of this subcontract.

3.	Minimum Staffing:

The Contractor shall maintain organizational, managerial and administrative systems and staff capable of fulfilling all Subcontract requirements. The Contractor shall ensure the following:

a.	All staff have appropriate training, education, experience, orientation and credentialing as applicable, to fulfill the requirements of their position;

b.	Staff who require credentialing and privileging under the terms of ADHS/DBHS/CPSA Provider Manual Section 3.20, Credentialing and Privileging, receive such as required by that section.

The Contractor shall inform CPSA in writing within five (5) days of personnel changes in any of its key staff, including psychiatrists, psychologists, registered nurse practitioners, and physician assistants.

4.	Cultural Competence:

a.	The Contractor shall develop, maintain, promote and monitor a culturally competent system of behavioral health care and engage in culturally competent practices with members served, as well as within their organizational structures.

b.	The Contractor shall maintain a cultural competency development and implementation policy that clearly delineates how it will self-assess, implement improvements, and monitor the success of such improvements.

c.	Contractor shall ensure that interpreters of any language are available free of charge for eligible or enrolled persons to ensure appropriate delivery of covered services.

d.	The Contractor is required to comply with the CPSA Cultural Proficiency Strategic Plan and any additional requirements as delineated in the ADHS/DBHS/CPSA Provider Manual.

5.	Participation in ADHS Reporting Requirements:

Upon request, the Contractor will participate and cooperate with CPSA in providing timely information and data necessary to prepare quarterly and annual reports as required in the ADHS/DBHS/CPSA Provider Manual. Reports include, but are not limited to:

a.	Network Assurance of Sufficiency

b.	Annual Provider Network Development and Management Plan

c.	Quarterly Network Status Reports

d.	Network Inventory

e.	Other Spending Plans as required by ADHS.

D.	SERVICE DELIVERY SYSTEM

1.	Customer Service:

a.	The Contractor shall have a customer service function that is responsive to behavioral health recipients, family members and stakeholders. At a minimum the customer service function shall:

i.	Be customer oriented;

ii.	Be warm and welcoming to members and families;

iii.	Respond to inquiries and assist behavioral health recipients, family members and stakeholders in a manner that resolves their inquiry, including having the ability to respond to, and provide language assistance services for, those with limited English proficiency;

iv.	Assist in referring behavioral health recipients, family members or stakeholders to the crisis line when indicated;

2.	Coordination of Behavioral Health Benefits and Collection Practices:

a.	Coordination of Behavioral Health Benefits

i.	ADHS is the payer of last resort in the event any one or more other third party payers is responsible for covered services provided to CPSA members.

ii.	The Contractor agrees to identify Medicare and other third party liability coverage and seek such Medicare or third party liability payment before submitting claims/encounters to CPSA. Contractor shall coordinate benefits and adhere to coordination of benefits and third-party liability requirements described in the ADHS/DBHS/CPSA Provider Manual, Section 3.5, Third Party Liability and Coordination of Benefits.

b.	Reporting.

The Contractor shall communicate any known change in health insurance information, including Medicare, to CPSA not later than ten (10) days from the date of discovery.

c.	Co-payments.

The Contractor will assess and collect co-payments as provided in the ADHS/DBHS/CPSA Provider Manual, Section 3.4, Co-Payments.

Neither the Contractor nor any Subcontracted Provider shall bill or attempt to collect any charge or fee except permitted co-payments from any Title XIX or Title XXI eligible or enrolled person for any Title XIX or Title XXI covered service.

d.	Notice to Members Concerning Non-Covered Services.

When the Contractor provides members with services other than Covered Services, the Contractor shall, prior to the provision of such services, and except in emergencies, exercise all reasonable efforts to inform the member in writing: (1) of the service(s) to be provided; (2) that neither CPSA nor ADHS will pay in full for or be liable for such services; and (3) that the member may be financially liable for such services.

E.	TRAINING OF CONTRACTOR PERSONNEL AND SERVICE PROVIDERS

The Contractor shall comply with the ADHS/DBHS/CPSA Provider Manual, Section 9.1, Training Requirements, regarding staff training, competency and development for Contracted Provider Agencies.

F.	SYSTEM COLLABORATION

System Collaboration with State Agencies/County Agencies: The Contractor shall abide by all applicable written collaborative protocols and letters of agreement developed by CPSA with State and County Agencies and communicated through the CPSA website.

G.	COMMUNICATION WITH BEHAVIORAL HEALTH RECIPIENTS, FAMILY MEMBERS, STAKEHOLDERS, AND PROVIDERS

1.	The Contractor shall ensure timely and accurate dissemination and communication of information required by CPSA and ADHS. Upon request, the Contractor shall assist CPSA and ADHS in the dissemination of information to behavioral health recipients prepared by the federal government, AHCCCS, or ADHS.

2.	All advertisements, publications, and printed materials which are produced by the Contractor and refer to Title XIX and Title XXI covered services shall state that such services are funded under a contract between AHCCCS and ADHS. All advertisements, publications, and printed materials, which are produced by the Contractor and refer to covered services shall state that such services are funded through CPSA and ADHS.

H.	QUALITY MANAGEMENT

The Contractor agrees to comply with ADHS’s and CPSA’s quality management programs. The Contractor agrees to participate in and be evaluated in accordance with the Quality Management/Performance Improvement and Utilization Management Plan established by CPSA. CPSA agrees to provide the Contractor written notice of any changes to the Quality Management/Performance Improvement and Utilization Management Plan. CPSA requires the Contractor to develop quality management/performance improvement and utilization management requirements in accordance with CPSA Quality Management/Performance Improvement and Utilization Management Plan requirements.

The Contractor shall participate in other required quality management activities, including but not limited to, an Annual Independent Case Review, Performance Improvement Projects (PIP) as mandated by ADHS, Performance Improvement activities designed to improve compliance with the

ADHS Performance Standards, Case Reviews, Critical Incident Investigations, Mortality Investigations, Root Cause Analyses, Training and Technical Assistance Efforts, Member Satisfaction Survey and other activities that may be required from time to time by CPSA, ADHS or AHCCCS.

The Contractor and its Subcontracted Providers shall comply with and implement CPSA endorsed best or promising practice guidelines. The Contractor shall comply and ensure its Subcontracted Providers comply with guidelines pertaining to competence in linguistically and culturally appropriate practices.

I.	COMPLAINTS, SMI GRIEVANCES, MEMBER APPEALS, AND PROVIDER CLAIM DISPUTES

The Contractor will comply with CPSA complaint, SMI grievance, and member appeal processes and may file provider claim disputes consistent with the ADHS/DBHS/CPSA Provider Manual sections contained in Chapter 5.0, Member Rights and Provider Claims Disputes.

Contractor shall assist eligible and enrolled persons in understanding their right to make complaints and file grievances (SMI) and appeals. Contractors are required to advise Members of CPSA complaint, grievance and appeals processes as outlined in the ADHS/DBHS/CPSA Provider Manual and to assist members in accessing these processes.

The Contractor may attempt to resolve member complaints and disputes through an internal agency complaint process, however, the Contractor must advise Members that they may use CPSA grievance and appeals process as outlined in the ADHS/DBHS/CPSA Provider Manual instead of the Contractor’s and may not interfere with a Member’s right to file a grievance or appeal with CPSA.

The Contractor must require that its staff participate effectively in CPSA, ADHS and AHCCCS grievance and appeals processes.

The Contractor shall carry out ADHS, AHCCCS or CPSA decisions issued with respect to a complaint, SMI Grievance, Member appeal and/or provider claim dispute.

Pending the final resolution of any dispute involving a complaint, grievance, appeal, or claims dispute, the Contractor shall proceed with performance in accordance with CPSA’s instructions, unless informed otherwise in writing.

J.	CORPORATE COMPLIANCE

Contractor is responsible for participating in and complying with the CPSA Compliance Program pertaining to fraud and abuse, including the reporting requirements contained in ADHS/DBHS/CPSA Provider Manual Section 7.1, Fraud and Abuse Reporting. The Contractor shall ensure that subcontractors comply with the Corporate Compliance Program. Failure to comply may result in the penalty described in A.R.S. §13-2310.

K.	STANDARD PROVISIONS

1.	Warranty of Services:

Contractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this subcontract and that all services shall be performed in conformity with the requirements of this Subcontract by qualified personnel in accordance with standards required by Federal or State law, rules and regulations.

2.	No Guaranteed Quantities:

CPSADHS does not guarantee Contractor any minimum or maximum quantity of services or goods to be provided under this Subcontract.

3.	Subcontract Interpretation and Amendment:

a.	No Parole Evidence: This Subcontract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any terms used in this document.

b.	No Waiver: Either party’s failure to insist on strict performance of any term or condition of the Subcontract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the nonconforming performance knows of the nature of the performance and fails to object to it.

c.	Written Subcontract Amendments: The Subcontract shall be modified only through a written Subcontract amendment within the scope of the Subcontract signed by the Chief Executive Officer on behalf of CPSA; however, written amendment to this Subcontract shall not be required for:

i.	Change of non-licensable behavioral health facility address or administrative address.

ii.	Change of telephone number.

iii.	Change of authorized signatory.

iv.	Changes in the name and/or address of the person to whom notices are to be sent.

v.	Change in the name of the Contractor where the ownership remains the same.

vi.	Funding source(s) changes by CPSA when the amount of the Subcontract remains unchanged; or

vii.	Funding source(s) transfers by CPSA when the amount of the Subcontract remains the same.

CPSA shall give written notice to the Contractor of Subcontract funding source(s) changes or transfers within 30 days following the effective date thereof, including any changes in program requirements.

Above notwithstanding, the Contractor shall give notice to CPSA and ADHS within 30 days of any non-material alteration to this Subcontract.

a.	Merger, Reorganization and Change in Ownership: A merger, reorganization or change in ownership of Contractor, or of a subcontracted provider that is related or affiliated with Contractor, shall require a written subcontract amendment and the prior approval of CPSA and ADHS.

b.	Changes to Documents Incorporated by Reference: Changes to any of the documents incorporated by reference do not require a written contract amendment and are effective upon notification to Contractor.

c.	Notices: Whenever notice is required pursuant to the terms of this Subcontract, such notice shall be in writing, shall be delivered in person or by certified mail, return receipt requested, and shall be directed to the person(s) and address (es) specified for such purpose on the first page of this Subcontract or to such other person(s) and/or address (es) as either party may designate to the other party by written notice.

d.	Renegotiation: Any request to renegotiate this Subcontract must be delivered in writing to CPSA by certified mail, return receipt requested.

e.	Subcontract Order of Precedence: In the event of a conflict in the provisions of the subcontract the following shall prevail in the order set forth below:

i.	Scope of Work

ii.	Standard Terms

iii.	Special Terms

f.	Severability: The provisions of this subcontract are severable. Any term or condition deemed illegal or invalid shall not affect any other term or condition of the subcontract.

g.	Entire Agreement: This Subcontract and its appendices, schedules, and attachments, including all amendments and modifications incorporated by reference, shall constitute the entire agreement between the parties, and supersedes all other understandings, oral or written.

h.	Applicable Law:

i.	Arizona Law: The law of Arizona applies to this Subcontract including, where applicable, the Uniform Commercial Code as adopted by the State of Arizona.

ii.	Implied Contract Terms: Each provision of law and any terms required by law to be in this Subcontract are a part of this Subcontract as if fully stated in it.

4.	Subcontract Performance:

a.	Measurement: Contractor agrees that its retention as a provider will be based upon performance and quality improvement data acquired while delivering services under this subcontract.

b.	Deliverables: The Contractor shall, within the timeframes specified, submit deliverables in accordance with requirements outlined in the Special Terms, Scope of Work, and Subcontract Deliverables Schedule

c.	Corrective Actions: At its discretion, CPSA may require corrective action when it is determined that the Contractor is out of compliance with the terms of the Subcontract or not adhering with the ADHS/DBHS/CPSA Provider Manual or other incorporated document. The corrective action shall be outlined and documented on a Corrective Action Plan using the format prescribed by CPSA. This document will be the means of communication between the Contractor and CPSA regarding progress of the corrective action.

d.	Right to Assurance: If CPSA in good faith has reason to believe that the Contractor does not intend to, or is unable to perform or continue performing this Subcontract, CPSA may demand in writing that the Contractor give a written assurance of intent or ability to perform. The demand shall be sent to the Contractor by certified mail, return receipt required. Failure by the Contractor to provide written assurance within the number of days specified in the demand may, at CPSA’s option, be considered a default by the Subcontract.

5.	Definition of Terms:

The definition of terms pertaining to this subcontract are contained in Attachment A.

6.	Records:

a.	Contractor shall maintain and require its subcontractors to maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by ADHS or CPSA for purposes of audit and program management.

b.	Contractor shall preserve and make available for audit all records for a period of five (5) years from the date of final payment under this subcontract except as provided in paragraphs (i) and (ii) below:

i.	If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five (5) years from the date of any such termination.

ii.	Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which exception has been taken by the state, shall be retained by Contractor until such disputes, litigation, claims or exceptions have been disposed of.

c.	In addition to the requirement to retain business records as provided above, Contractor shall ensure that all medical records are created, maintained and retained as required in the ADHS/DBHS/CPSA Provider Manual, Section 4.2, Behavioral Health Medical Record Standards.

d.	The Contractor shall ensure that information regarding behavioral health recipients is shared in accordance with confidentiality and HIPAA rules and policy as outlined in Federal and State law and the ADHS/DBHS/CPSA Provider Manual, Section 4.1, Disclosure of Behavioral Health Information. Confidentiality of records containing member information will be handled in accordance with that same section. The contractor must comply with applicable security requirements governing protected health information contained in 45 CFR Parts 160, 162, and 164.

e.	All records shall be subject to inspection and audit by CPSA or the State at reasonable times. Upon request, the Contractor shall produce a legible copy of any or all such records.

L.	SUPPORTING DOCUMENTS

1.	Subjection of ADHS Contract with AHCCCS:

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between ADHS and AHCCCS for the provision of Title XIX and Title XXI covered behavioral health services.

2.	Subjection of this subcontract to CPSA/ADHS Contract Number HP532003:

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between CPSA and ADHS for the provision of covered behavioral health services, including the Uniform Terms and Conditions, which are incorporated by reference herein as applicable.

3.	Documents Incorporated by Reference:

The Contractor and its Subcontracted Providers shall have access to the internet and agree to access documents incorporated by reference through internet connections. Documents incorporated by reference are available from the following websites (www.azdhs.gov, www.ahcccs.state.az.us, and www.cpsa-rbha.org). Additionally, www.cpsa-rbha.org provides a link to the ADHS and AHCCCS sites.

a.	Document Listing:

The following documents, and any subsequent amendments, modifications, and supplements to these documents adopted by CPSA, ADHS, or AHCCCS (as applicable) during the Contract period, are incorporated and made a part of this subcontract by reference:

i.	ADHS/DBHS Covered Behavioral Health Services Guide

ii.	ADHS/DBHS/CPSA Provider Manual

iii.	ADHS Accounting and Auditing Procedures Manual

iv.	ADHS/DBHS Quality Management/Utilization (QM/UM) Plan

v.	CPSA Quality Management/Utilization Management (QM/UM) Plan

vi.	AHCCCS Medical Policy Manual (AMPM) - Chapters 900 and 1000

vii.	ADHS/DBHS Strategic Plan

viii.	CPSA Strategic Plan

ix.	Arizona Families First Protocol

x.	ADHS/DBHS Clinical Guidance Documents:

a)	Performance Improvement Projects (PIPS)

b)	Technical Assistance Document (TADS)

xi.	Title XIX Children’s Behavioral Health Annual Action Plan

xii.	ADHS/DBHS Cultural Competence Plan

xiii.	CPSA Cultural Proficiency Strategic Plan

xiv.	CPSA Provider Financial Reporting Guide

xv.	CPSA Service Authorization Matrix

xvi.	CPSA Information Management Guide

xvii.	CPSA Program Protocol Manual

xviii.	CPSA Housing Program Guide

b.	Revisions to Documents Incorporated by Reference:

Contractor shall comply with the terms, conditions, and requirements of these documents, as amended/revised from time to time, consistent with State and Federal law as if the terms and conditions of the documents had been fully set forth in this subcontract.

c.	Other Supporting Documents:

This section contains references to documents that guide the development of the behavioral health system requirements.

i.	Administrative Rules:

a)	Arizona Administrative Code Title 2, Chapter 19, Administrative hearing rules.

b)	Arizona Administrative Code Title 9, Chapter 20, ADHS rules for the licensing of behavioral health agencies.

c)	Arizona Administrative Code Title 9, Chapter 21, ADHS rules for service delivery for persons with a serious mental illness.

d)	Arizona Administrative Code Title 9, Chapter 22, AHCCCS rules for the Title XIX acute program.

e)	Arizona Administrative Code Title 9, Chapter 28, AHCCCS rules for the Title XIX DDD ALTCS program.

f)	Arizona Administrative Code Title 9, Chapter 31, AHCCCS rules for the Title XXI program.

g)	Arizona Administrative Code Title 9, Chapter 34, AHCCCS rules for the grievance system.

ii.	Legal Document:

a)	JK vs. Eden Settlement Agreement

iii.	Federal Block Grants:

a)	Community Mental Health Services Performance Partnership Program pursuant to Division B, Title XXXII, Section 3204 of the Children’s Health Act of 2000 (CMHS)

b)	Substance Abuse Prevention and Treatment Performance Partnership Program pursuant to Division B, Title XXXIII, Section 3303 of the Children’s Health Act of 2000 and pursuant to Section 1921-1954 of the Public Health Service Act and 45 CFR Part 96 Interim Final Rules (SAPT)

iv.	Intergovernmental Agreements, Interagency Service Agreements and Memorandums of Understanding:

c)	Intergovernmental Agreements:

1)	Intergovernmental Agreement between ADHS and the Arizona Department of Economic Security/Division of Children, Youth and Families (DCYF) (This IGA is under review.)

2)	Intergovernmental Agreement between ADHS and the Arizona Department of Economic Security/Division of Developmental Disabilities (DDD)

3)	Intergovernmental Agreement between ADHS and the Arizona Department of Economic Security (ADES)-Joint Substance Abuse Treatment Fund (Expires June 30, 2005 but may be extended.)

4)	Intergovernmental Agreement between ADHS and Pima County (for GSA 5.)

d)	Interagency Service Agreements:

1)	Interagency Service Agreement between ADHS and the Arizona Administrative Office of the Courts (AOC)

2)	Interagency Service Agreement between ADHS and Arizona Department of Economic Security (ADES) for Vocational Rehabilitation for the Seriously Mentally Ill

3)	Interagency Service Agreement between ADHS and the Arizona Department of Economic Security/Rehabilitation Services Administration (ADES/RSA)

4)	Interagency Service Agreement between ADHS and the Arizona Department of Juvenile Corrections (ADJC)

5)	Interagency Service Agreement between ADHS and the Arizona Department of Corrections-Correctional Officer/Offender Liaison (COOL) Program

6)	Interagency Service Agreement between ADHS and the Arizona Department of Housing

e)	Memorandum of Understanding:

Memorandum of Understanding between ADHS and the Arizona Department of Economic Security, Arizona Health Care Cost Containment System, Arizona Department of Education, Arizona Department of Juvenile Corrections and Administrative Office of the Arizona Supreme Court (Children’s Executive Memorandum of Understanding)

v.	Other:

a)	State Plan – AHCCCS State Plan with Center for Medicare and Medicaid Services (CMS)

b)	AHCCCS Medical Policy Manual

M.	ADMINISTRATION PROVISIONS

1.	Requests for Information:

ADHS or CPSA may request financial or other information from Contractor. Upon receipt of a request for information, Contractor shall provide complete and accurate information no later than thirty (30) days after the receipt of the request unless otherwise specified by ADHS or CPSA.

2.	Cooperation with Other Contractors:

Contractor shall cooperate fully with other contractors and/or State employees in scheduling and coordinating its services with other related services for enrolled persons. Contractor shall afford other contractors reasonable opportunity to provide services and shall not commit or permit any act that interferes with the performance of services by other contractors or by State employees.

N.	SUBCONTRACTING

1.	Subcontracts and Assignment:

The Contractor shall be responsible for contract performance whether or not subcontracts are used. No subcontract shall operate to terminate the responsibility of the Contractor to assure that all activities carried out by the Subcontracted Provider conform to the provisions of this Subcontract. Subject to such conditions, any function required to be provided by the Contractor pursuant to this Subcontract may be subcontracted to a qualified person or organization. All such subcontracts shall be in writing.

All subcontracts entered into by the Contractor are subject to prior review and approval by CPSA and shall incorporate by reference the documents set forth in paragraph L of the Standard Terms of this subcontract. The Contractor must enter into a subcontract with any provider the Contractor anticipates will be providing covered services on its behalf except in the following circumstances:

a.	A provider is anticipated to provide services less than 25 times during the contract year;

b.	A provider refuses to enter into a subcontract with the Contractor in which case the Contractor shall submit documentation of such refusal to CPSA within 7 days of the final attempt to gain such agreement; or

c.	A provider performs emergency services.

The Contractor shall maintain a fully executed original of all subcontracts, which shall be accessible to CPSA or ADHS within two (2) working days of request. All subcontracts will comply with the applicable provisions of Federal and State laws, regulations and policies.

Contractor shall submit to CPSA a copy of all fully executed subcontracts and any subsequent amendments for each Subcontracted Provider within ten (10) days of contract execution.

Contractor shall not include covenant-not-to-compete requirements in its subcontracts. Specifically, Contractor shall not prohibit a subcontracted provider from providing services to ADHS, AHCCCS or any other ADHS or AHCCCS contractor. Contractor and its subcontracted providers shall not contract with any individual or entity that has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.

2.	Behavioral Health Provider Subcontract Provisions:

Each behavioral health provider subcontract shall contain the following:

a.	Identification of the name and address of the subcontractor.

b.	Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

c.	Identification of the population, to include behavioral health recipient capacity, to be served by the subcontractor.

d.	The amount, duration and scope of covered services to be provided, and for which compensation shall be paid.

e.	The term of the subcontract including beginning and ending dates, procedure for extension, termination and renegotiation.

f.	The specific duties of the subcontractor relating to coordination of benefits and determination of third party liability.

g.	A provision that the subcontractor agrees to identify Medicare and other third party liability coverage and to seek such Medicare or third party liability payment before submitting claims and/or encounters to Contractor.

h.	A provision that the subcontractor shall maintain a cost record keeping system.

i.	A provision that the subcontractor shall comply with ADHS’ and CPSA’s quality management programs.

j.	A provision that a merger, reorganization or change in ownership or control of a subcontractor that is related to or affiliated with Contractor shall require a Contract amendment and prior approval of CPSA and ADHS.

k.	A provision that the subcontractor shall obtain and maintain all applicable insurance as outlined in paragraph ON of the Standard Terms of this subcontract and shall submit a copy of insurance certificates to the Contractor.

l.	A provision that the subcontractor shall be fully responsible for all tax obligations, Worker’s Compensation Insurance, and all other applicable insurance coverage obligations as stated in Standard Terms, Section TS, Miscellaneous Provisions, Applicable Taxes of this subcontract, for itself and its employees, and that CPSA, AHCCCS or ADHS shall have no responsibility or liability for any such taxes or insurance coverage.

m.	Incorporate by reference the ADHS/DBHS Covered Behavioral Health Services Guide and the ADHS/DBHS/CPSA Provider Manual. Require that the subcontractor adhere to all requirements stated within these documents.

n.	A provision that the subcontractor shall comply with encounter reporting and claims submission requirements as described in the ADHS/DBHS/CPSA Provider Manual.

o.	A provision that the subcontractor may file a Provider Claim Dispute in accordance with the ADHS/DBHS/CPSA Provider Manual.

p.	A provision that the subcontractor shall assist eligible and enrolled clients in understanding their right to file grievances and appeals and follow requirements stated in the ADHS/DBHS/CPSA Provider Manual with regard to these processes.

q.	A provision that the subcontractor shall comply with audits, inspections and reviews that are outlined in the ADHS/DBHS/CPSA Provider Manual and any reviews the CPSA, ADHS, or AHCCCS may conduct.

r.	A provision that the subcontractor shall cooperate fully with other contractors and/or State employees in scheduling and coordinating its services with other related services for enrolled persons. The Subcontractor shall afford other contractors reasonable opportunity to provide services and shall not commit or permit any act that interferes with the performance of services by other contractors or by State employees.

s.	A provision that the subcontractor shall carry out ADHS, AHCCCS, or CPSA decisions issued with respect to a complaint, SMI grievance, member appeal, and/or claim dispute.

O.	INSURANCE PROVISIONS

1.	General:

The Contractor shall obtain and maintain and ensure that its subcontractors obtain and maintain all applicable insurance as outlined below. The Contractor shall obtain and keep on file copies of provider insurance certificates, and shall make them available for review by CPSA and ADHS upon request.

Contractor and subcontractors shall procure and maintain, until all of their obligations have been discharged, including any warranty periods under this subcontract, are satisfied, insurance against claims for injury to persons or damage to property which may arise from or in connection with the performance of the work hereunder by the Contractor, his agents, representatives, employees or subcontractors.

The insurance requirements herein are minimum requirements for this Subcontract and in no way limit any indemnity covenants contained in this Subcontract. The State of Arizona and CPSA in no way warrant that the minimum limits contained herein are sufficient to protect the Contractor from liabilities that might arise out of the performance of the work under this subcontract by the Contractor, its agents, representatives, employees or subcontractors, and Contractor is free to purchase additional insurance.

2.	Minimum Scope and Limits of Insurance:

Contractor shall provide coverage with limits of liability not less than those stated below.

a.	Commercial General Liability – Occurrence Form

Policy shall include bodily injury, property damage, personal injury and broad form contractual liability coverage.

General Aggregate	$2,000,000
Products – Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury	$1,000,000
Blanket Contractual Liability – Written and Oral	$1,000,000
Fire Legal Liability	$50,000
Each Occurrence	$1,000,000

i.	The policy shall be endorsed to include coverage for sexual abuse and molestation. This coverage shall apply to any provider with responsibility for consumer interaction in person.

ii.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees, and CPSA shall be named as additional insured with respect to liability arising out of the activities performed by or on behalf of the Contractor”. For GSA 5 Contractor, Pima County must also be named as additional insured.

iii.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees and CPSA for losses arising from work performed by or on behalf of the Contractor.

b.	Automobile Liability:

Bodily Injury and Property Damage for any owned, hired, and/or non-owned vehicles used in the performance of this Subcontract.

Combined Single Limit (CSL)	$1,000,000

i.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees and CPSA shall be named as additional insured with respect to liability arising out of the activities performed by or on behalf of the Contractor, involving automobiles owned, leased, hired or borrowed by the Contractor”. For GSA 5 Contractor, Pima County must also be named as additional insured.

c.	Worker’s Compensation and Employer’s Liability:

Worker’s Compensation	Statutory
Employer’s Liability
Each Accident	$500,000
Disease – Each Employee	$500,000
Disease – Policy Limit	$1,000,000

i.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees and CPSA for losses arising from work performed by or on behalf of the Contractor.

ii.	This requirement shall not apply to: Separately, EACH contractor or subcontractor exempt under A.R.S. §23-901, AND when such contractor or subcontractor executes the appropriate waiver (Sole Proprietor/Independent Contractor) form.

d.	Professional Liability (Errors and Omissions Liability):

Each Claim	$1,000,000
Annual Aggregate	$2,000,000

i.	In the event that the professional liability insurance required by this Subcontract is written on a claims-made basis, Contractor warrants that any retroactive date under the policy shall precede the effective date of this Subcontract; and that either continuous coverage will be maintained or an extended discovery period will be exercised for a period of two (2) years beginning at the time work under this Subcontract is completed.

ii.	Policy shall contain a waiver of subrogation against the State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees and CPSA for losses arising from work performed by or on behalf of the Contractor.

iii.	The policy shall cover professional misconduct or lack of ordinary skill for those positions defined in the Scope of Work of this subcontract.

iv.	Professional Liability shall include Medical Malpractice for licensed medical providers.

3.	Additional Insurance Requirements:

The policies shall include, or be endorsed to include, the following provisions:

a.	The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees and CPSA wherever additional insured status is required such additional insured shall be covered to the full limits of liability purchased by the Contractor, even if those limits of liability are in excess of those required by this Subcontract. For GSA 5, Contractor shall name Pima County as an additional insured.

b.	The Contractor’s insurance coverage shall be primary insurance with respect to all other available sources.

c.	Coverage provided by the Contractor shall not be limited to the liability assumed under any indemnification provisions of this Subcontract.

4.	Notice of Cancellation:

Each insurance policy required by the insurance provisions of this Subcontract shall provide the required coverage and shall not be suspended, voided, canceled, or reduced in coverage or in limits except after thirty (30) days prior written notice has been given to CPSA. Such notice shall be sent directly to CPSA, Contracts Department, 4575 E. Broadway, Tucson, AZ 85711 and shall be sent by certified mail, return receipt requested.

5.	Acceptability of Insurers:

Insurance is to be placed with duly licensed or approved non-admitted insurers in the State of Arizona with an “A.M. Best” rating of not less than A-VII. The State of Arizona nor CPSA in no way warrants that the above-required minimum insurer rating is sufficient to protect the Contractor from potential insurer insolvency.

6.	Verification of Coverage:

Contractor shall furnish CPSA with certificates of insurance (ACORD form or equivalent approved by the State of Arizona) as required by this subcontract. The certificates for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf.

All certificates and endorsements are to be received and approved by the CPSA Contract Department before work commences. Each insurance policy required by this subcontract must be in effect at or prior to commencement of work under this Subcontract and remain in effect for the duration of the project. Failure to maintain the insurance policies as required by this Subcontract, or to provide evidence of renewal, is a material breach of contract.

All certificates required by this subcontract shall be sent directly to CPSA, Contracts Department, 4575 E. Broadway, Tucson, AZ 85711. The CPSA Contract Number and project description shall be noted on the certificate of insurance.

7.	Subcontractors:

Contractor’s certificate(s) shall include all subcontractors as insured under its policies or Contractor shall obtain from the subcontractor(s) separate certificates and endorsements for each subcontractor. The Contractor shall maintain certificates of insurance from all subcontractors and providers and ensure adequate coverage is provided throughout the term of the subcontractors’ agreement. All coverages for subcontractors shall be subject to the minimum requirements identified above.

8.	Approval:

Any modification or variation from the insurance requirements in this Subcontract shall be submitted to CPSA. CPSA will discuss this requirement with ADHS. Such action will not require a formal Contract amendment, but may be made by administrative action.

9.	Exceptions:

In the event the Contractor or sub-contractor(s) is/are a public entity, then the Insurance Requirements shall not apply. Such public entity shall provide a Certificate of Self-Insurance. If the contractor or sub-contractor(s) is/are a State of Arizona agency, board, commission, or university, none of the above shall apply.

P.	FINANCIAL PROVISIONS

1.	General:

a.	Contractor shall have adequate professional staff and sufficient internal controls and systems in place designed to account for all related revenue/expenses.

b.	Contractor agrees to submit financial statements and reports as required by the CPSA Provider Financial Guide.

c.	Contractor agrees to submit Financial Audits and Reports as required by the CPSA Provider Financial Guide.

2.	Compensation:

The method of compensation under this subcontract is delineated in Special Terms, Schedule I A-B), and Schedule II of this Subcontract.

3.	Availability of Funds:

Payments made by CPSA pursuant to this Subcontract are conditioned upon the availability to CSPA of funds from ADHS authorized for expenditure in the manner and for the purposes provided herein. CPSA and ADHS shall not be liable for any purchases or subcontracts entered into by any subcontracted provider in anticipation of funding.

4.	Termination for Non-availability of Funds:

If monies are not appropriated or otherwise available to CPSA to support continuation of performance of the subcontract, the Subcontract shall, upon written notice from CPSA, be canceled in whole or in part or at CPSA’s election, suspended until such monies are so appropriated or available.

5.	Payments:

Payments made by CPSA to the Contractor are conditioned upon receipt of applicable, accurate and complete reports and encounters, documentation and information then due from the Contractor, except to the extent excused by CPSA with the consent of ADHS. Reports, documentation and information required to be submitted by the Contractor and the associated time frames are outlined in Subcontract Deliverables Schedule of this subcontract and the CPSA Provider Financial Guide.

6.	Compliance by the Contractor:

If the Contractor is in any manner in default in the performance of any material obligation as outlined in this Subcontract, or if financial, compliance or performance audit exceptions are identified, CPSA or ADHS may, at its option and in addition to other available remedies, either adjust the amount of payment or withholding or cause payment to be withheld until satisfactory resolution of the default or exception. CPSA shall be entitled to offset against any sums due the Contractor, any expenses or costs incurred by CPSA as a result of nonconforming performance or failure to perform the Subcontract. The Contractor shall have the right to ten (10) business days prior written notice of any such action in adjusting the amount of payment or withholding payment. Under no circumstances shall payments be authorized that exceed an amount specified in this Subcontract without an approved written amendment to this Subcontract. CPSA may, at its option, withhold final payment to the Contractor until receipt of all final reports and deliverables.

7.	Billing:

a.	Billing Generally:

The Contractor and its Subcontracted Providers shall submit claims or encounters for covered services, in accordance with ADHS/DBHS/CPSA Provider Manual, Section 6.1, Submitting Claims and Encounters

b.	Review/Disallowance:

Each encounter submitted by the Contractor shall be subject to disallowance in the event and to the extent such encounter is incomplete, does not conform to the applicable service authorization or to this Subcontract, any applicable Subcontract, or the ADHS/DBHS/CPSA Provider Manual, or is otherwise incorrect

c.	Sources of Payment/Adjustments:

The parties acknowledge that other than donations and grants to the Contractor and funds otherwise generated by the Contractor independently from this Subcontract, and except for funds, if any, made available from third party payers by reason of coordination of benefits and collection of permitted co-payments, the only source of payment to the Contractor for Covered Services provided is funds from CPSA payable hereunder. Any error discovered by CPSA or ADHS with or without an audit in the amount of compensation paid to the Contractor will be subject to and shall require adjustment or repayment by or to the Contractor, by making a corresponding increase or decrease in a current payment to the Contractor or by making an additional payment by CPSA to the Contractor, or vice versa.

d.	State Not Liable:

The Contractor acknowledges and agrees that the obligations for payment to the Contractor for Covered Services hereunder are those solely and exclusively of CPSA and that neither the State, ADHS nor AHCCCS shall have any liability or obligation to the Contractor for the payment for Covered Services to members, or otherwise. The obligations of the State with respect to payment for Covered Services are solely those set forth in the contract between CPSA and ADHS.

e.	Provisional Nature of Payments:

All payments to the Contractor shall be provisional and shall be subject to review and audit for their conformity with the provisions hereof and of any applicable subcontract. The Contractor agrees to reimburse CPSA immediately upon demand for all Subcontract funds expended which are determined by CPSA, ADHS or the Auditor General not to have been disbursed by the Contractor in accordance with the terms of this Subcontract. If the party responsible to repay the Subcontract payments is other than the Contractor, the Contractor and CPSA shall work together to identify and to obtain the funds from the responsible party(ies).

Q.	COMPLIANCE PROVISIONS

1.	The contractor will comply with all Audits, Surveys, Reviews and Inspections as specified in the CPSA Provider Financial Guide and the ADHS/DBHS/CPSA Provider Manual or otherwise conducted by CPSA, ADHS or AHCCCS.

2.	At any time during the term of this Subcontract, Contractor and its subcontractors shall fully cooperate with financial, program, service and/or organizational reviews conducted by CPSA, ADHS, AHCCCS, the U.S. Department of Health and Human Services, the U.S. Office of Civil Rights, The Center for Medicaid and Medicare Services or any authorized representative of the state or federal governments and allow them:

a.	access to Contractor’s and Subcontractors’ staff and behavioral health recipients;

b.	access to, inspection and reproduction of books and records related to the performance of the Subcontract or second tier Subcontracts; and

c.	through on-site inspection, or other means, to evaluate the quality, appropriateness and timeliness of services performed under this Subcontract.

3.	Contractor and its subcontractors will support CPSA when ADHS shall conducts an Annual Administrative Review of CPSA. Contractor and its Subcontractors will assist CPSA in complying with these Reviews.

R.	DISPUTES, NON-PERFORMANCE, TERMINATION, AND CANCELLATION PROVISIONS

1.	Contract Disputes:

In the event of a dispute under this Subcontract, the parties agree to make a good faith attempt to resolve the dispute prior to taking formal action.

ADHS Claims Dispute procedures shall be the exclusive manner by which the Contractor may challenge denial of claims, non-payment of claims, or sanctions.

Additionally, a Contractor must advise its Subcontracted Providers that they may dispute denial or non-payment of claims by the Contractor, in accordance with the ADHS/DBHS/CPSA Provider Manual, Section 5.6, Provider Claims Disputes.

2.	Termination:

a.	Termination Upon Mutual Agreement:

This Subcontract may be terminated by mutual written agreement of the parties effective upon the date specified in the written agreement.

b.	Termination for Convenience:

CPSA and the Contractor, in addition to other rights set forth elsewhere in this Subcontract, reserve the right to terminate this Subcontract in whole or in part, without cause, effective 60 days after mailing written notice of termination, by certified mail, return receipt requested.

c.	Termination for Default: CPSA, in addition to other rights set forth elsewhere in this Subcontract, may at any time terminate this Subcontract in whole or in part if CPSA determines that the Contractor has failed to perform any material requirement hereunder and is not cured within 30 days of receipt of written notice thereof (such period shall be reduced to three (3) days in the event of a failure that may pose a threat to Members or personnel of the Contractor).

d.	Continuing Performance: The Contractor shall continue the performance of this Subcontract to the extent not terminated under the provisions of this Section.

3.	Voidability of Contract:

This subcontract is voidable and subject to immediate termination by CPSA upon Contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States

Code, or upon assignment or delegation of the subcontract without the prior written approval of CPSA.

4.	Rights & Obligations Upon Termination:

In case of default, CPSA reserves the right to purchase services, or to complete the required work. CPSA may recover any reasonable excess costs from contractor by deduction from an unpaid balance.

The Contractor shall stop all work as of the effective date of the termination and shall immediately notify all Subcontracted providers, in writing, to stop all work as of the effective date of the notice of termination.

Upon receipt of the notice of termination and until the effective date of the notice of termination, the Contractor shall perform work consistent with the requirements of this Subcontract and in accordance with a written plan approved by CPSA for the orderly transition of eligible and enrolled persons and clinical information necessary for their continued treatment to another Contractor.

The Contractor shall comply with all terms of the Subcontract and shall be paid the Subcontract price for all services and items completed as of the effective date of the notice of termination and shall be paid its reasonable and actual costs for work in progress as determined by GAPP, however, no such amount shall cause the sum of all amounts paid to the Contractor to exceed the compensation limits set forth in the Subcontract.

S.	MANAGEMENT INFORMATION SYSTEM

All contractors will participate in the CPSA Information System to the extent necessary to perform this subcontract. Management Information System Requirements are defined in the CPSA Management Information Guide. This Guide contains specific information on Encounter Submissions, Enrollment and Demographic Data Submission. Additionally, the ADHS/DBHS/CPSA Provider Manual contains information on Eligibility Inquiries and AHCCCS Eligibility Application Status Reports.

T.	MISCELLANEOUS PROVISIONS

1.	Conflict of Interest:

The Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of CPSA, ADHS or the State without prior written approval by CPSA. The Contractor shall fully and completely disclose any situation, which may present a conflict of interest.

2.	Anti-Kickback:

a.	Contractor or any director, officer, agent, employee or volunteer of the Contractor shall not request or receive any payment or other thing of value either directly or indirectly, from or for the account of any Subcontractor (except such performance as may be required of a Subcontractor under the terms of its subcontract) as consideration for or to induce Contractor to enter into a subcontract with the Subcontractor or any referrals of enrolled persons to the Subcontractor for the provision of covered services.

b.	Contractor certifies that it has not engaged in any violation of the Medicare Anti-kickback statute (42 USC 130a-7b) or the “Stark I” and “Stark II” laws governing related-entity referrals (PL101-239 and PL 101-432) and compensation.

3.	Lobbying:

a.

Contractor shall not use funds paid to Contractor by CPSA, or interest earned, for the purpose of influencing or attempting to influence any officer or employee of any State or Federal agency; or any member of, or employee of a member of, the United States Congress or the Arizona State Legislature in connection with awarding of any Federal or State Contract, the making of any Federal or State grant, the making of any Federal or State loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal or State Contract, grant, loan, or cooperative agreement.

b.	Contractor shall not use funds paid to Contractor by CPSA, or interest earned, for the purpose of influencing or attempting to influence any officer or employee of any State or Federal agency; or any member of, or employee of a member of, the United States Congress or the Arizona State Legislature in which it asserts authority to represent CPSA or ADHS or advocate the official position of CPSA or ADHS in any matter before a State or Federal agency; or any member of, or employee of a member of, the United States Congress or the Arizona State Legislature.

4.	Offshore Performance of Work Prohibited:

Due to security and identity protection concerns, all service under this subcontract shall be performed within the borders of the United States. All storage and processing of information shall be performed within the borders of the United States. This provision applies to work performed by subcontractors at all tiers.

5.	Choice of Forum:

The parties agree that jurisdiction over any action arising out of or relating to this Subcontract shall be brought or filed in a court of competent jurisdiction located within the State of Arizona.

6.	Relationship of Parties:

The Contractor under this subcontract is an independent Contractor. Neither party to this Subcontract shall be deemed to be the employee or agent of the other party to the subcontract.

7.	Assignment And Delegation:

The Contractor shall not assign any right or payment nor delegate any duty under the Subcontract without the prior written approval of CPSA and ADHS. No assignment or delegation of the duties of this subcontract shall be valid without the above written approval.

8.	General Indemnification:

Indemnification-Patent and Copyright. The Contractor shall indemnify and hold harmless the State and CPSA against any liability, including costs and expenses, for infringement of any patent, trademark or copyright arising out of Contract performance or use by the State or CPSA of materials furnished or work performed under this Subcontract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph. If the contractor is insured pursuant to A.R.S.§41-621 and §35-154, this section shall not apply.

9.	Non-Exclusive Remedies:

The rights and remedies of CPSA, ADHS and AHCCCS under this Subcontract are not exclusive and shall be in addition to any other rights and remedies provided by this Subcontract or available at law or in equity.

10.	Non-Discrimination:

The Contractor shall comply with State Executive Order No. 99-4 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and State laws, rules and regulations, including the Americans with Disabilities Act and Title VI.

11.	Assignment of Overcharges:

The Contractor, CPSA and ADHS recognize that in actual practice overcharges resulting from antitrust violations are in fact borne by the purchaser. Therefore, the Contractor hereby assigns to CPSA and ADHS any and all claims for such overcharges relating to items or services to be provided by the Subcontract hereunder.

12.	Force Majeure:

Except for payment of sums due, neither party shall be liable to the other nor deemed in default under this Subcontract if and to the extent that such party’s performance of this Subcontract is prevented by reason of force majeure. The term “force majeure” means an occurrence that is beyond the control of the party affected and occurs without its fault or negligence. Without limiting the foregoing, force majeure includes acts of God; acts of the public enemy; war; riots; strikes; mobilization; labor disputes; civil disorders; fire; flood; lockouts; injunctions-interventions-acts; or failures or refusals to act by government authority; and other similar occurrences beyond the control of the party declaring force majeure which such party is unable to prevent by exercising reasonable diligence.

13.	Applicable Taxes:

Tax Indemnification: Contractor and all subcontractors shall pay all Federal, state and local taxes applicable to its operation and any persons employed by the Contractor. Contractor shall, and require all subcontractors to hold CPSA and the State harmless from any responsibility for taxes, damages and interest, if applicable, contributions required under Federal, and/or state and local laws and regulations and any other costs including transaction privilege taxes, unemployment compensation insurance, Social Security and Worker’s Compensation.

14.	Institutional Review Board For Research:

Any research that a Contractor undertakes that includes RBHA Members must be reviewed and approved by an Institutional Review Board for Research maintained by the Contractor and forwarded to CPSA’s Research/Human Subjects Review Committee for final approval. In the absence of an Institutional Review Board maintained by the Contractor, approval for research involving RBHA Members must be obtained from CPSA’s Research/Human Subjects Review Committee.

15.	Excluded Providers:

If the Contractor declines to include individuals or groups of providers in its network, it shall give the affected providers written notice of the reason for its decision. The Contractor may not include providers excluded from participation in Federal health care programs, pursuant to Section 1128 or Section 1128 A of the Social Security Act.

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SPECIAL TERMS

(Inclusive of Provisions for Title XIX, Non-Title XIX and Title XXI services – Children and Adults)

A.	FINANCIAL VIABILITY/PERFORMANCE BONDS

The Contractor shall meet the financial viability criteria described in the CPSA Provider Financial Guide, applying Generally Accepted Accounting Principles (GAAP), within 30 days prior to the effective date of this Subcontract. If the Contractor cannot meet the financial viability criteria the Contractor shall post a performance bond equal to one monthly payment less pharmacy withhold. The performance bond shall be payable to CPSA. Further details regarding Performance Bonds are described in the CPSA Provider Financial Guide.

B.	FINANCIAL WITHHOLDING

1.	Pharmacy

a.	CPSA will withhold the amount of the pharmacy used by the Contractor’s Members against the gross 1/12th installment payment. The actual pharmacy cost is withheld two months after the month in which the usage occurred. An estimated amount is withheld against the 1/12th installment payment until actual pharmacy costs are available. Reconciliation is made at the end of the fiscal year through the withholding against the 1/12th installment payment.

b.	CPSA will pay the contracted Third Party Pharmacy Administrator on a bimonthly basis for all pharmacy costs related to members from the respective Comprehensive Service Network withhold amounts.

2.	Hospital

a.	CPSA will withhold the amount of the hospitalization used by the Contractor’s members against the gross 1/12th installment payment. The actual hospital per diem cost is withheld two months after the month in which the usage occurred. An estimated amount is withheld against the 1/12th installment payment during the two-month lag; reconciliation is made at the end of the fiscal year.

C.	METHOD OF COMPENSATION

1.	All payments made to the Contractor shall be subject to the availability of funds and the terms and conditions of the Subcontract. CPSA shall disburse payments in accordance with the Subcontract, provided that the Contractor’s performance complies with the terms and conditions of the Subcontract.

2.	CPSA reserves the right to renegotiate the services, rates, program budget, and/or method of compensation as set forth in these Special Provisions.

3.	CPSA reserves the right to convert the payment mechanisms described in these special provisions to alternative mechanisms at its discretion and within thirty (30) days notice to the Contractor.

4.	The annual funding allocation for services is identified and incorporated herein as Schedule II, Funding Allocation Schedule. All payments made by CPSA to the Contractor for the provision of services are conditioned upon the availability of authorized funds for expenditure to CPSA from the funding source.

5.	Full compensation to the Contractor for all services rendered pursuant to this Subcontract will be paid subject to all requirements delineated in the CPSA Provider Financial Guide.

6.	Contractor agrees to render the Covered Services set forth in the Scope(s) of Work throughout the entire contract year.

7.	The Contractor and its Subcontracted Providers shall submit 100% of claims/encounters for all Covered Services provided to Members, even if the claim amount/encounter data value exceeds the annual funding allocation. All submissions shall meet CPSA’s Claims/Encounter System requirements.

8.	At the discretion of CPSA, supplemental or additional payments may be distributed in addition to the annual funding allocation.

9.	CPSA shall distribute scheduled payments to Contractor as long as CPSA has received funding from ADHS/DBHS. If funding from ADHS to CPSA is delayed, funding to Contractor may occur the day funds are deposited and verified to CPSA accounts.

10.	CPSA reserves the option to make payments by wire or Automated Clearinghouse (ACH) and shall provide at least thirty (30) days notice prior to the effective date of any such change.

11.	Payments to the Contractor shall be as follows for each population served:

ADULT SERVICES (as applicable):

a.	Title XIX SMI adult-DD: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

b.	Title XIX SMI adult- non-DD: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

c.	Non-Title XIX SMI adult: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A

d.	Title XIX adult General Mental Health and Substance Abuse Non-DD: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

e.	Title XIX adult General Mental Health and Substance Abuse-DD: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

f.	Adult Substance abuse Federal Block Grant SAPT MCAS Program: Monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

g.	Title XXI, HIFA: Prospective monthly one-twelfth (1/12th) payment methodology as detailed in Schedule I-A.

CHILDREN SERVICES:

a.	Title XIX Children, Non-CMDP: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

b.	Title XIX Children, CMDP: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

c.	Title XIX Children, DD: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

d.	Non-Title XIX Children: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

e.	Title XXI, KidsCare: Prospective monthly one-twelfth (1/12th) payment as detailed in Schedule I-A.

f.	Non-Title XIX Children HB2003: Cost reimbursement payment methodology as described in Schedule I- B.

D.	ACCOUNTING FOR FUNDS

1.	The practices, procedures, and standards specified in the CPSA Provider Financial Guide shall be used by the Contractor in the management, recording and reporting of funds.

2.	Contractor shall manage available funding to ensure that Non-Title XIX/XXI covered services are available on a continuous basis throughout the Contract Year.

3.	Records/Administrative Costs: The Contractor shall establish and maintain financial and personnel records to verify that administrative monies expended do not exceed the total amount allowed for such administrative service expenditures. Administrative services are defined in Attachment A, Definitions.

a.	Federal Block Grant Monies: The management of block grant funds will be handled in accordance with procedures specified in the CPSA Provider Financial Guide.

b.	All funds received shall be separately accounted for in accordance with the requirements outlined in the CPSA Provider Financial Guide.

c.	CPSA reserves the right to withhold and/or recoup funds in accordance with any remedies allowed under this Subcontract. Any recoupments imposed by AHCCCS and/or ADHS against CPSA and passed through to the Contractor shall be reimbursed to CPSA upon demand.

d.	Funding withholds applicable to this contract are contained in paragraph B above.

E.	ADVANCEMENT OF FUNDS BY THE CONTRACTOR

CPSA may, in its sole and absolute discretion, advance payments to the Contractor if necessary or appropriate in the judgment of CPSA to develop, salvage or maintain an essential service to members.

F.	FINANCIAL AUDITS

In addition to the audit requirements contained in Standard Terms, Section P, of this contract, financial audit requirements apply to this contract. These requirements are delineated in the CPSA Provider Financial Guide.

G.	PERFORMANCE INCENTIVE SYSTEM

1.	ADHS shall use a Performance Incentive System to encourage improved quality of care for behavioral health recipients. Incentives are performance based and CPSA will be eligible to receive financial reimbursements based on meeting or exceeding set performance targets. If incentives are received, the Contractor will be eligible to receive a portion of the incentive amounts. The Contractor’s portion of the incentive will be prorated based on the Contractor’s contribution to meeting the performance targets.

2.	Amount of Incentives

a.	The Contractor can receive a portion of any incentive earned by CPSA if the Contractor meets or exceeds the following indicators:

Performance Indicator	Measured through	Thresholds that shall be met to earn incentive
Access to Care/ Appointment Availability: Emergency appointments are made available within 24 hours of referral	Contractor/ Subcontractor Logs	85%

Access to Care/ Appointment Availability: Routine assessment appointments are made available within 7 days of referral	Contractor/ Subcontractor Logs	85%

Access to Care/ Appointment Availability: Routine appointments for ongoing services within 23 days of initial assessment	CIS	85%

3.	Earning Incentives

Earning the Incentives. In order to qualify for incentive payments, the Contractor shall meet all contractually required data submission requirements, including encounter submission requirements, as outlined in the CPSA Provider Financial Guide and the ADHS/DBHS/CPSA Financial Reporting Guide. For purposes of qualifying for incentive payments, an 85% data submission requirement must be met. Contractor shall participate in any earned incentive money by satisfying the criteria for the above performance indicators and meeting all the contractually required data and encounter submission requirements.

4.	Time Frames for Measuring, Meeting and Payment for Performance Indicators

The time frame for measuring and meeting performance indicators shall be from July 1 through June 30. The indicators shall be measured through existing performance measures and required data submission requirements. For indicators derived from routinely collected data submission requirements, the average of the data collected across the twelve (12) months shall be used to determine if the indicator is met. Payment shall be made in or about the month of October for the preceding State fiscal year.

H.	SANCTIONS:

1.	CPSA may impose financial sanctions for failure to comply with the terms of this Subcontract or requirements set forth in the documents incorporated by reference or failure to comply with a corrective action. Sanctions shall be assessed according to the severity of the violation. Unless explicitly stated otherwise in this Subcontract or document incorporated by reference, at the discretion of CPSA, sanctions shall be applied as follows:

2.	Non-compliance with a contract requirement by the Contractor that has an extreme negative impact on the service delivery system or that causes or results in extreme harm to a behavioral health recipient shall result in a severe financial sanction ranging from $5,000 to $100,000.

3.	Additional sanctions may be phased in over the course of this contract term. These sanctions will be described in the CPSA Provider Financial Guide. Prior to becoming effective, the Contractor will be provided a 30 day written notice of intent to add further sanctions.

4.	CPSA may also impose upon Contractor any sanction imposed against CPSA by ADHS or AHCCCS that is attributable to an act, omission, or performance of Contractor.

5.	Contractor shall complete all steps necessary to correct the violation and to avoid future sanctions or corrective actions within the time frame established by CPSA in the notice of sanction. Following the notice of sanction, the full sanction amount shall be withheld from the next monthly payment. If the Contractor does not correct the violation within the timeframes established in the notice of sanction CPSA may impose an additional penalty, which at the discretion of CPSA, may be equal to or greater than the penalty for the first violation multiplied by one (1) plus the number of additional months (or portion of a month) during which the violation continues. CPSA shall offset against any payment due Contractor until the full sanction amount is paid.

6.	The Contractor may challenge any sanctions imposed by CPSA in accordance with the ADHS/DBHS/CPSA Provider Manual Section 5.6, Provider Claims Disputes.

I.	OWNERSHIP OF PROPERTY

1.	Real Property

Any real property or buildings and improvements to buildings (“the property”) purchased by the Contractor with funds provided by ADHS through CPSA under the Contract, excluding net profits earned under the Subcontract, for delivering or coordinating the delivery of behavioral health services to behavioral health recipients shall include (1) a use restriction in the deed, or (2) covenants, conditions, or restrictions, or (3) another legal instrument acceptable to DHS that requires the property to be used solely for the benefit of behavioral health recipients. Notwithstanding the funding source used to purchase the property, prior to the purchase the Contractor shall:

a.	Disclose to CPSA the funding source used to purchase the property to demonstrate whether the purchase is to be made with funds provided by DHS under the Contract, funds from net profits earned under the Contract or other funds;

b.	Disclose to CPSA the financing arrangements made to purchase the property; and

c.

If the property is purchased with funds provided by DHS under the Contract, submit to CPSA, for prior approval, a deed containing the use restrictions, covenants, conditions or restrictions or another legal instrument that ensures the property is used solely for the benefit of behavioral health recipients and that failure to comply with the use restrictions allows the State to take title to the property or otherwise enforce the restrictions.

2.	HB 2003 Funded Property

a.	Notwithstanding the preceding paragraph, any real property acquired or buildings constructed on real property with HB 2003 funds for the purpose of providing housing for persons with serious mental illness, shall be governed by any provisions of this subcontract that apply to services, if applicable.

b.	Any real property, including land, buildings and improvements purchased by the Contractor or its subcontractor with HB 2003 funding, shall include a deed restriction and reversionary clause that requires the real property to be used solely for the benefit of enrolled persons. Prior to the purchase of any real property, the Contractor shall submit to CPSA and the ADHS, for prior approval, a deed containing the use restrictions and a reversionary clause that ensures the property is used for the benefit of enrolled persons and that failure to comply with the use restrictions allows the property to revert to the state.

J.	INSURANCE PROVISIONS

1.	Professional Liability Insurance

a.	In addition to the insurance requirements contained in Standard Terms, Section O, 2(d) of this contract, the following requirement applies to Professional Liability Insurance:

b.	The policy shall be endorsed to include the following additional insured language: “The State of Arizona, its departments, agencies, boards, commissions, universities and its officers, officials, agents, and employees, and CPSA shall be named as additional insured with respect to liability arising out of the activities performed by or on behalf of the Contractor”. For GSA 5 Contractor, Pima County must also be named as additional insured.

2.	Indemnification

The parties to this contract agree that the State of Arizona, its departments, agencies, boards and commissions and CPSA shall be indemnified and held harmless by the contractor for the vicarious liability of CPSA and the State as a result of entering into this contract. However, the parties further agree that the State of Arizona, its departments, agencies, boards, and commissions shall be responsible for its own negligence. Each party to this contract is responsible for its own negligence.

K.	BUSINESS CONTINUITY PLAN

1.	The Contractor shall develop a Business Continuity Plan to deal with unexpected events that may negatively and significantly affect its ability to adequately serve members. This plan shall, at a minimum include planning and training for:

a.	Behavioral health facility closure/loss of a major provider;

b.	Electronic/telephonic failure at the Contractor’s main place of business;

c.	Complete loss of use of the main site;

d.	Loss of primary computer system/records; and

e.	How the Contractor will communicate with CPSA in the event of a business disruption.

2.	The Business Continuity Plan shall be reviewed annually by the Contractor, updated as needed, and provided to CPSA for review upon request. All key staff shall be trained and familiar with the Plan.

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SCHEDULE I–A

SPECIAL PROVISIONS

MONTHLY ONE-TWELFTH PAYMENT METHODOLOGY

(This methodology is used for the following populations as applicable)

a.	Title XIX SMI adult-DD

b.	Title XIX SMI adult- non DD

c.	Non-Title XIX SMI adult

d.	Title XIX Children, Non-CMDP

e.	Title XIX Children, CMDP

f.	Title XIX Children, DD

g.	Non-Title XIX Children

h.	Title XIX General Mental Health and Substance Abuse-DD

i.	Substance Abuse Federal SAPT MCAS Program

j.	COOL

A.	Monthly One-Twelfth Payments: Payments due to the Contractor will be determined on a monthly basis and paid to the Contractor in accordance with the following:

1.	Payment of monthly prospective installment amount equal to 1/12th the annual program funding allocation will be made by CPSA on the second Friday of the month, beginning with the first month of the contract year.

2.	On an on-going monthly basis, CPSA will monitor and reconcile year-to-date encounter values approved by the CPSA Claims/Encounter System to the corresponding year-to-date payments in accordance to the scheduled Reconciliation Period.

3.	To ensure full recognition of encounter data, reconciliation will continue up to 180 days following the end of the contract year. CPSA will recoup funds paid to the Contractor that are not supported by encounter data at the end of the reconciliation period.

4.	CPSA reserves the right to suspend one-twelfth payments if the year-to-date encounter data is not sufficient to support the year-to-date payments at any time during the contract year. In the event of such a suspension, payments to the Contractor shall continue in accordance to the Monthly Encounter payment mechanism described below.

B.	Monthly Encounter Payments: In the event the monthly one-twelfth payments are suspended in accordance with A. 4. above, payments due to the Contractor will be determined on a monthly basis and paid to the Contractor in accordance with the following:

1.	Payment of monthly installment amounts will be made by RBHA on the last Friday of each month.

2.	At CPSA’s discretion, the monthly payment to Contractor will be the lesser of

a.	an amount equal to one-twelfth (1/12th) of the annual program funding allocation, or

b.	the value of the services for which clean claims/encounters have been accepted and approved for the month during each reconciliation period as scheduled.

3.	If CPSA makes a 1/12th payment for a month in which the value of approved encounters is less than the 1/12th installment amount, that payment will be considered provisional and subject to recoupment by a corresponding decrease in any succeeding monthly payment unless encounters sufficient to warrant the provisional 1/12th payment are subsequently approved.

4.	If CPSA makes a monthly payment equal to the actual value of approved encounters for that month, any portion of the deficiency between that amount and the possible 1/12th installment may be compensated for by adjusting upward payments in subsequent months in which the value of approved encounters exceeds the 1/12th installments possible for those months.

5.	On an on-going, monthly basis, CPSA will reconcile year-to-date clean claim/encounter values adjudicated and approved by the CPSA Claims/Encounter System to the corresponding year-to-date payments. Adjustments to payments may be made on an on-going basis with the intent that, by the end of the contract term, Contractor will have received payment of at most the annual program funding allocation or at least the value of services provided and successfully encountered, adjudicated and approved. To ensure recognition of complete encounters, reconciliation will continue for up to 180 days following the end of the contract year, but in no event will the total payment under the contract exceed the annual program funding allocation.

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SCHEDULE I-B

SPECIAL PROVISIONS

COST REIMBURSEMENT (CER) METHODOLOGY

(This methodology used for applicable Grant Funded Programs)

A.	PAYMENTS

Payments due to the Contractor shall be determined on a cost reimbursement basis.

B.	HB 2003

1.	Reimbursable HB 2003 expenses are limited to the expenses incurred for Contractor’s staff salary/wage, ERE, mileage, and cellular expenses for the two HB 2003 specific positions of DES/CPS Co-located liaison and PCJCC Co-located liaison following approved expenditures as reported on the Contractor Expenditure Report (CER).

2.	On a monthly basis, the Contractor shall complete and submit to CPSA the CER by the fifteenth (15th) day following the end of the month for which expenses for the two HB 2003 positions, requesting reimbursement for actual salary/wage, ERE, mileage, and cellular expenditures were incurred.

3.	Reimbursements will be distributed based on actual expenditures reported by the Contractor and approved by CPSA. CPSA shall reimburse the Contractor within fifteen (15) days of receipt and approval of the CER.

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SCHEDULE II

PROGRAM FUNDING ALLOCATION

Pending receipt of the final Fiscal Year 2006 Budget from ADHS, the payment methodologies for Fiscal Year 2005 will remain unchanged. Once funding is received CPSA will amend funding allocation schedules to coincide with the approved budget effective October 1, 2005.

Funding Allocation Schedule

Fiscal Year 2006

Providence Service Corporation

GSA Program	Program funding Source	Program Description	CFDA No	Federal Agency	Compensation Methodology	Contract Type	Contract Amount
TXIX Children	Comprehensive Medical and Dental Plan	Network Service	93.779	CMS, DHHS	1/12th of Annual	Block Purchase - Network	$6,352,000
TXIX Children	Health Care Financing Research, Demonstrations and Evaluations	Network Services	93.779	CMS, DHHS	1/12th of Annual	Block Purchase - Network	$6,957,848
TXIX Children	DES / DD Arizona Long Term Care System	Network Services	93.779	CMS, DHHS	1/12th of Annual	Block Purchase - Network	$383,800

						Program Total:	$13,693,648
TXXI Children	Health Care Financing Research, Demonstrations and Evaluations	Network Services -Title 21	93.767	CMS, DHHS	1/12th of Annual	Block Purchase - Network	$789,817

						Program Total:	$789,817
Non-TXIX Children	Block Grant for Community Mental Health	Federal	93.958	SAMHSA, DHHS	1/12th of Annual	Block Purchase - Network	$260,068
Non-TXIX Children	Block Grant for Community Mental Health	Flex Funds	93.958	SAMHSA, DHHS	l/12th of Annual	Block Purchase - Network	$54,720
Non-TXIX Children	State	Children			l/12th of Annual	Block Purchase - Network	$177,537
Non-TXIX Children	State	Children Mental Health			l/12th of Annual	Block Purchase - Network	$48,000
Non-TXIX Children	House Bill 2003	Staffing - CPS Liaison (DES Funds)			1/12th of Annual -CER required	Cost Reimbursement	$62,250

						Program Total:	$602,575

						Provider Total:	$15,086,040

Footnotes:

FDA Number: Catalog of Federal Domestic Assistance

Note for Providers with Title XIX and Title XXI Funding: Both Title XIX and Title XXI funds are subject to a state matching funds requirement. The exact state dollar amounts and percentages are not determinded until year end in the ADHS confirmation. CPSA treats all Title XIX and Title XXI funds as federal until ADHS confirms the state match at year end.

Payments to providers are subject to modification should CPSA funding from ADHS be revised.

Version: 20050701-01

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

SCHEDULE III

CONTRACT DELIVERABLES

DELIVERABLE REQUIREMENTS

(7/18/05)

Reference	Deliverable	Due Date	Submit To	Form Req’d
AHCCCS Rules, ADHS Policy	Office of Behavioral Health Licensure (OBHL) License(s)	15 days prior to contract execution. Renewed or amended license within 15 days of issuance	Contracts Unit

AHCCCS Rules, ADHS Policy	Copy of OBHL/DES Licensure Audit Report/Findings	30 days after receipt	Contracts Unit

AHCCCS Rules, ADHS Policy	OBHL/DES Licensure Corrective Action Plan	15 days after due date to OBHL/DES	Contracts Unit

AHCCCS Rules, ADHS Policy	Proof of Accreditation	15 days prior to contract execution. Renewed or amended license within 15 days of issuance	Contracts Unit

RBHA Contract	Professional and Personal Liability Certificate of Insurance	15 days prior to contract execution. Renewed or amended license within 15 days of issuance	Contracts Unit

	General Liability Certificate of Insurance	15 days prior to contract execution. Renewed or amended license within 15 days of issuance	Contracts Unit

	Automobile Liability Certificate of Insurance	15 days prior to contract execution. Renewed or amended license within 15 days of issuance	Contracts Unit

	Worker’s Compensation Insurance	15 days prior to contract execution. Renewed or amended license within 15 days of issuance.	Contracts Unit

RBHA Contract	Contractor’s Subcontract Agreements with Subcontracted Providers and any subsequent amendments.	Within 10 days of execution of new Subcontract Agreement or Amendment	Contracts Unit

RBHA Contract	Organization Chart	Within 30 days of contract award renewal. Within 30 days of any changes.	Contracts Unit

RBHA Contract	List of Board of Directors or equivalent that includes members’ Name, Affiliation, Address and Telephone Number.	Within 30 days of contract award/renewal. Within 30 days of any changes.	Contracts Unit

RBHA Contract	Independent Practitioner (M.D., D.O., R.N., P.A. & Ph.D, N.P, CISW, CPC, CMFT)	Within 5 days of any changes.	Contracts Unit	X

DELIVERABLE REQUIREMENTS

(7/18/05)

Reference	Deliverable	Due Date	Submit To	Form Req’d
RBHA Contract	HB 2003 Children’s Staff Monthly CER	15 days following the month in which expenses were incurred	Finance Unit	X

RBHA Contract	Schedule of Budgeted Revenue and Expenses	Annually no later August 15 each fiscal year	Finance Unit	X

RBHA Contract	Cost Allocation Plan	Annually no later than August 15 each fiscal year.	Finance Unit

RBHA Contract	Balance Sheet Statement of Operations and Changes in Net Assets Statement of Cash Flow	30 calendar days after month end	Finance Unit

	Supplemental Schedule of Revenue and Expenses	30 calendar days after month end	Finance Unit	X

	Certification Statement	30 calendar days after month end	Finance Unit	X

	Certified audited financial statement Management letter from Contractor’s auditor including any provider responses OMB Circular A-133 Reports, if applicable	150 calendar days following Contractor’s fiscal year end.	Finance Unit

RBHA Contract	Audited Supplemental Schedule of Revenue and Expenses	150 calendar days following Contractor’s fiscal year end	Finance Unit	X

	Attestation of Privileges	Upon completion of a thorough competency assessment of each individual who will perform initial assessments	QM Unit

Office of Behavioral Health Licensure; ADHS/RBHA Contract	Incident/Accident/Mortality Report	Within 24 hours following incident.	QM Unit	X

RBHA Contract	Fraud & Abuse Report	Per incident within 5 days.	QM Unit

RBHA Contract	Restraint and Seclusion Report (SMI & Children Level 1 Facility)	5th day of each month.	QM Unit	X

ADHS Policy; AHCCCS Rules	Medical Care Evaluation Studies (Inpatient/RTC/PHF)	Annually no later than August 15 each fiscal year.	QM Unit	X

RBHA Contract	Contractor’s Policies & Procedures	Annually no later than October 15 each fiscal year; updates within 30 days of revision.	QM Unit

RBHA Contract	Policies or Codes Governing Agency’s Operational Ethics	Prior to implementation for review/approval and Annually thereafter.	QM Unit

DELIVERABLE REQUIREMENTS

(7/18/05)

Reference	Deliverable	Due Date	Submit To	Form Req’d
RBHA Contract, AHCCS Rules	Agency QM/UM Plan and Annual Review	30 days from initial execution of Subcontract, Annually thereafter by no later than November 15 each fiscal year.	QM Unit

RBHA Contract	QM Site Visit and/or Chart Audit Plan of Correction Report	30 days after receipt of report.	QM Unit

RBHA Contract	Minimum Network Standard and Staff Inventory Report	Quarterly, 30 days following the end of quarter	Systems Development and Evaluation Unit

RBHA Contract	Utilization (Census) Data of Members Out of Home placements	Weekly for Networks including facility subcontractors	Utilization Management Manager

RBHA Contract; ADHS Policy; AHCCCS Rules	Certification of Need (CON) (For TXIX/TXXI members in a Level 1 RTC)	Initial CONs weekly; renewal CONs every 30 days thereafter.	Utilization Management Manager

RBHA Contract	Member Roster Reconciliation	Exception corrections submitted 15 days after month-end.	Information Systems Manager

ADHS Policy & RBHA Contract	Agency’s Training Plan	Annually no later than August 15 each fiscal year, updates within 30 days of revision	Training Manager

ADHS Policy & RBHA Contract	Agency’s Training Report	Annually no later than August 15 each fiscal year.	Training Manager

RBHA Contract	Member Enrollment (PACE electronic submission)	Enrollment, closure and initial demographic assessment within 5 days of intake and closure.	Information Systems Manager

RBHA Contract	Progress Updates toward meeting targeted outcomes	By the 5th day of the month following quarter	Network Development Manager

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

ATTACHMENT A

Definitions

The terms contained in this subcontract are defined as follows:

“638 Tribal Facility” means a facility owned and operated by a Native American tribe authorized to provide services pursuant to Public Law 93-638, as amended.

“834 Transaction Enrollment/Disenrollment” means the HIPAA-compliant transmission, by a behavioral health provider to a T/RBHA and by a T/RBHA to ADHS/DBHS, of information to establish or terminate a person’s enrollment in the ADHS/DBHS behavioral health service delivery system.

“A.A.C.” means the Arizona Administrative Code.

“A.R.S.” means the Arizona Revised Statutes.

“ACYF” means the Administration for Children, Youth and Families within ADES.

“ADES” means the Arizona Department of Economic Security.

“ADHS” means the Arizona Department of Health Services.

“ADHS Information System” means the ADHS/DBHS Information Systems in place or any other data collection and information system as may from time to time be established by the ADHS/DBHS.

“ADHS/DBHS” means the Arizona Department of Health Services, Division of Behavioral Health Services.

“ADJC” means the Arizona Department of Juvenile Corrections.

“Administrative Costs” means administrative expenses incurred to manage the behavioral health system, including, but not limited to: provider relations and contracting, provider billing, accounting, information technology services, processing and investigating grievances and appeals, legal services (including any legal representation of the Contractor at administrative hearings concerning the Contractor’s decisions, and actions), planning, program development, program evaluation, personnel management, staff development and training, provider auditing and monitoring, utilization review and quality assurance. Administrative costs do not include expenses related to direct provision of behavioral health services including case management. See also Financial Reporting Guide for categories of classification.

“ADOC” means the Arizona Department of Corrections.

“ADOE” means the Arizona Department of Education.

“Adult” means a person 18 years of age or older, unless the term is given a different definition by statute, rule, or policies adopted by the ADHS or AHCCCS.

“AHCCCS” means the Arizona Health Care Cost Containment System.

“AHCCCS Health Plan” means an organization or entity agreeing through a direct contracting relationship with AHCCCS to provide the goods and services specified by contract in conformance with the stated contract requirements, AHCCCS statute and rules and federal law and regulations.

“ALTCS” means the Arizona Long Term Care System.

“AMPM” meant the AHCCCS Medical Policy Manual.

“AOC” means the Administrative Office of the Courts of the Arizona Supreme Court.

“Arizona Administrative Code (A.A.C.)” means the State regulations established pursuant to relevant statutes.

“Arizona Long Term Care System (ALTCS)” means a program under AHCCCS that delivers long term, acute and behavioral health care services to eligible members, as authorized by A.R.S. §36-2931 et seq.

“Arizona Revised Statute (A.R.S.)” means the laws of the State of Arizona.

“Attachment” means documents that information only and do not affect the scope, terms, or conditions of the contract.

“BBA” means the Balanced Budget Act of 1997.

“Behavioral Health Disorder” means any behavioral or mental diagnosis and/or substance use (abuse/dependence) diagnosis found in the most current version of the Diagnostic and Statistical Manual or International Classification of Disorders.

“Behavioral Health Paraprofessional” means a staff member of a licensed behavioral health service agency as specified in A.A.C. Title 9, Chapter 20.

“Behavioral Health Professional” means a psychiatrist, behavioral health medical practitioner, psychologist, social worker, counselor, marriage and family therapist, substance abuse counselor or registered nurse with at least one year of full time behavioral health work experience and who meets the requirements of A.A.C. Title 9, Chapter 20.

“Behavioral Health Provider” means any individual or facility that delivers behavioral health services in the network. This may be the Contractor or a subcontracted behavioral health provider.

“Behavioral Health Recipient” means any adult or child receiving services in/through ADHS funded programs.

“Behavioral Health Services” means those services listed in the ADHS Covered Behavioral Health Services Guide.

“Behavioral Health Technician” means a staff member of a licensed behavioral health service agency as specified in A.A.C. Title 9, Chapter 20.

“Best Practices” means evidence-based practices, promising practices, or emerging practices.

“Board Eligible for Psychiatry” means documentation of completion of an accredited psychiatry residency program approved by the American College of Graduate Medical Education, or the American Osteopathic Association. Documentation would include either a certificate of residency training including exact dates, or a letter of verification of residency training from the training director including the exact dates of training.

“Capitation” is a method by which a Contractor or Subcontractor is paid to deliver covered services for the duration of a contract to eligible persons based on a fixed rate per member per month notwithstanding (a) the actual number of eligible persons who receive care from the Contractor and (b) the amount of services provided to any enrolled person; a cost containment alternative to fee-for-service.

“Center for Medicare and Medicaid Services” (CMS, formerly HCFA) means the organization within the United States Department of Health and Human Services, which administers the Medicare and Medicaid program and the State Children’s Health Insurance Program.

“CFR” means the Code of Federal Regulations.

“Child” means an eligible person who is under the age of 18, unless the term is given a different definition by statute, rule or policies adopted by the ADHS or AHCCCS.

“Child and Family Team” means a defined group of people that includes, at a minimum, the child and his/her family, a behavioral health representative, and any individuals important in the child’s life and who are identified and invited to participate by the child and family. This may include, for example, teachers, extended family members, friends, family support partners, healthcare providers, coaches, community resource providers, representatives from churches, synagogues or mosques, agents from other service systems like CPS or DDD, etc. The size, scope and intensity of involvement of the team members are determined by the objectives established for the child, the needs of the family in providing for the child, and by which individuals are needed to develop an effective service plan, and can therefore expand and contract as necessary to be successful on behalf of the child.

“CIS” means the Client Information System.

“Client Information System” means the data system used by DHS.

“Clinical Liaison” means a behavioral health professional or a behavioral health technician who has been credentialed and privileged by the T/RBHA or their designee in accordance with ADHS/DBHS requirements to perform this function. The Clinical Liaison: (1) Assumes the primary responsibility of clinical oversight of the person’s care (2) Ensures the clinical soundness of the assessment/treatment process (3) Serves as the point of contact, coordination and communication with the person’s team and other systems where clinical knowledge of the case is important.

“CMDP” means the Comprehensive Medical and Dental Plan, an AHCCCS Health Plan administered through DES who provide for medical needs of children in the care and custody of the state.

“CMHS” means the Community Mental Health Services Performance Partnership Program Pursuant to Division B, Title XXXII, Section 3204 of the Children’s Health Act of 2000.

“CMS” (formerly HCFA) means Center for Medicare and Medicaid Services.

“Collaborative Team” means a team of individuals whose primary function is to develop a comprehensive and unified service or treatment plan for an enrolled person. The team may include an enrolled person, member of the enrolled person’s family, health, mental health or social service providers including professionals representing disciplines related to the person’s needs, or other persons that are not health, mental health or social service providers identified by the person or family. Collaborative Teams include child and family teams and adult teams.

“Community Service Agency” means an agency that is contracted directly by the Contractor or a provider network and registered with AHCCCS to provide rehabilitation and support services consistent with the staff qualifications and training. Community Service Agencies are not required to be licensed through the ADHS Office of Behavioral Health Licensure. Refer to the ADHS/DBHS Covered Behavioral Health Services Guide for details.

“Contract” means the written agreement between CPSA and ADHS under which CPSA operates as the Regional Behavioral Health Authority.

“Contract Amendment” means a written document signed by the parties to a subcontract for the purpose of making changes in the Contract.

“Contract Year” means a period from July 1 of a calendar year through and including June 30 of the following year.

“Contractor” means the person or entity bound by the terms of a subcontract with CPSA.

“Covered Services” means those services listed in the ADHS/DBHS Covered Behavioral Health Services Guide.

“CPS” means the Child Protective Services within the ADES.

“Credentialing” means the process of obtaining, verifying and assessing information (e.g. validity of the license, certification, training and/or work experience) to determine whether a behavioral health professional or a behavioral health technician has the required credentials to provide behavioral health services to persons enrolled in the ADHS/DBHS behavioral health system. It also includes the review and verification of applicable licensure, accreditation and certification of behavioral health providers.

“Cultural Competence” means a set of congruent behaviors, attitudes and policies that come together in a system, agency, or among professionals which enables that system, agency or those professionals to work effectively in cross-cultural situations.

“Days” means calendar days unless otherwise specified.

“DBHS” means the Division of Behavioral Health Services within ADHS.

“DDD” means the Division of Developmental Disabilities within ADES.

“Department” means the Arizona Department of Health Services.

“Deputy Director” means the Deputy Director for the ADHS or his or her duly authorized representative.

“DHS” means the Arizona Department of Health Services.

“Eligible Person” means an individual who needs or is at risk of needing ADHS covered services.

“Emerging Practices” means new innovations in clinical or administrative practice that address critical needs of a particular program, population or system, but do not yet have scientific evidence or broad expert consensus support.

“Encounter” means a record of a covered service rendered by a provider to a person enrolled with a capitated RBHA on the date of service.

“Enrolled Person” means a Title XIX, Title XXI or Non-Title XIX/XXI eligible person recorded in the ADHS Information System as specified by the ADHS.

“Enrollment” means the process by which a person is enrolled into the Contractor and DHS data system.

“Evidence-based practice” means an intervention that is an integration of science-based evidence; the skill and judgment of health professionals; and the unique needs, concerns and preferences of the person receiving services. Evidence-based practices are not intended to be automatically and uniformly applied, but instead considered as a combination of all three factors.

“Formulary” means a list of medications that are made available by individual T/RBHAs for their enrolled members. The list must encompass all medications included on the ADHS/DBHS minimum list of medications.

“Fraud” means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to the person or some other person. It includes any act that constitutes fraud under applicable Federal or State Law.

“GAAP” means Generally Accepted Accounting Principles.

“General Mental Health Adults” means a classification of adult persons age eighteen and older who have general behavioral health issues and have not been determined to have a serious mental illness.

“Geographic Service Area” means a specific county or defined grouping of counties that are available for contract award. The Contractor is responsible to provide covered services to eligible residents of their contracted GSA (s) except as otherwise stated in this Contract.

“GMH” means General Mental Health and is used to designate adult fund type.

“GMH/SA” means General Mental Health and Substance Abuse and is used to designate adult fund type.

“Gratuity” means a payment, loan, subscription, advance, deposit of money, services, or anything of more than nominal value, present or promised, unless consideration of substantially equal or greater value is received.

“GSA” means Geographic Service Area.

“HB2003” means House Bill 2003 enacted 2000 Arizona Session Laws, Chapter 2, Section 1 (5th Special Session).

“Health Insurance Portability and Accountability Act of 1996 (HIPAA)” means Public Law 104-291 Title II Subtitle F and regulations published by the United States Department of Health and Human Services, the administrative simplification provisions and modifications thereof, and the Administrative Simplification Compliance Act of 2001.

“HIPAA” means Health Insurance Portability and Accountability Act of 1996.

“HUD” means the United States Department of Housing and Urban Development.

“IBNR” means claims for covered services that have been Incurred But Not Reported.

“IGA” means an Intergovernmental Agreement.

“IHS” means the Indian Health Service of the United States Department of Health and Human Services.

“IMD” means an Institution for Mental Disease.

“Incurred But Not Reported (IBNR)” means liability for service rendered for which claims have not been reported.

“Indian Health Service (IHS)” means the bureau of the United States Department of Health and Human Services that is responsible for delivering public health and medical services to American Indians throughout the country. The federal government has direct and permanent legal obligation to provide health services to most American Indians according to treaties with Tribal Governments.

“Institution for Mental Disease (IMD)” means a hospital, nursing facility, or other institution of more than 16 beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases, including medical attention, nursing care, and related services. An institution is an IMD if its overall character is that of a facility established and maintained primarily for the care and treatment of individuals with mental diseases (42 CFR 435.1009). In the State of Arizona, Level I facilities with more than 16 beds are IMDs except when licensed as a unit of a General Medical Hospital.

“Interagency Service Agreement (ISA)” means an agreement between two or more agencies of the State wherein an agency is reimbursed for services provided to another agency or is advanced funds for services provided to another agency.

“Intergovernmental Agreement (IGA)” means an agreement conforming to the requirements of A.R.S. Title 11, Chapter 7, Article 3 (A.R.S. § 11-951 et. seq.).

“ISA” means an Interagency Service Agreement.

“KidsCare” means the Arizona version implementing the Title XXI of the Social Security Act, referred to in federal legislation as the “State Children’s Health Insurance Program” (SCHIP).

“Level I Behavioral Health Facility” means a behavioral health agency as defined in A.A.C. Title 9, Chapter 20.

“Level II Behavioral Health Facility” means a behavioral health agency as defined in A.A.C. Title 9, Chapter 20.

“Level III Behavioral Health Facility” means a behavioral health agency as defined in A.A.C. Title 9, Chapter 20.

“Materials” means all property including equipment, supplies, printing, insurance and leases of property but does not include land, a permanent interest in land or real property or leasing space. 1

“Medically Necessary Covered Services” means those covered services provided by qualified service providers within the scope of their practice to prevent disease, disability and other adverse health conditions or their progression or to prolong life.

“Member” means a person receiving behavioral health services.

“Member Appeal” means a request for a review of an action in accordance with 42 CFR 438.400, and for a person with an SMI, an appeal of an SMI eligibility determination; decisions regarding eligibility for behavioral health services, including Title XIX services, fees and waivers; assessments and further evaluations; service and treatment plans and planning decisions; and the implementation of those decisions.

“Network Material Change” means an alteration or development within a provider network that may reasonably be foreseen to affect the quality or delivery of covered services provided under this Contract.

“Non-Title XIX/XXI Funding” means fixed, non-capitated funds, including funds from CMHS and SAPT, State appropriations (other than state appropriations to support the Title XIX and Title XXI program), counties and other funds, which are used for services to Non-Title XIX/XXI eligible persons and for services not covered by Title XIX or Title XXI provided to Title XIX and Title XXI eligible persons.

“Non-Title XIX/XXI Person” means an individual who needs or may be at risk of needing covered services, but does not meet Federal and State requirements for Title XIX or Title XXI eligibility.

“Outreach” means activities to identify and encourage individuals who may be in need of behavioral health services to receive them.

“PCP” means Primary Care Provider.

“Primary Care Provider/Practitioner (PCP)” is an individual who meets the requirement of A.R.S. 36-2901, and who is responsible for the management of a member’s health care. A PCP may be a physician defined as a person licensed as an allopathic or osteopathic physician according to A.R.S. Title 32, Chapter 13 or Chapter 17, or a practitioner defined as physician assistant licensed under A.R.S. Title 32, Chapter 25, or a certified nurse practitioner licensed under A.R.S. Title 32, Chapter 15.

“Prior Authorization” means an action taken by ADHS/DBHS, a RBHA or a subcontracted provider that approves the provision of a covered service prior to the service being provided.

“Privileging” means the process used to determine if credentialed clinicians are competent to perform their assigned responsibilities, based on training, supervised practice and/or competency testing.

“Profit” means the excess of revenues over expenditures, in accordance with Generally Accepted Accounting Principles, regardless of whether the Contractor is a for-profit or a not-for-profit entity.

“Promising Practices” means clinical or administrative practices for which there is considerable evidence or expert consensus and which show promise in improving client outcomes, but which are not yet proven by the highest or strongest scientific evidence.

“Provider” means an organization and/or behavioral health professional who provides behavioral health services to behavioral health recipients.

“Provider Network” means the agencies, facilities, professional groups or professionals under subcontract to the Contractor to provide covered services to behavioral health recipients and includes the Contractor to the extent the Contractor directly provides covered services to behavioral health recipients.

“Psychiatrist” means a person who is a licensed physician as defined in A.R.S. Title 32, Chapter 13 or Chapter 17 and who holds psychiatric board certification from the American Board of Psychiatry and Neurology, the American College of Osteopathic Neurologist and Psychiatrist; or the American Osteopathic Board of Neurology and Psychiatry; or is board eligible.

“RBHA” means a Regional Behavioral Health Authority.

“Referral for Behavioral Health Services” means any oral, written, faxed, or electronic request for behavioral health services made by any person, or person’s legal guardian, family member, an AHCCCS health plan, primary care provider, hospital, jail, court, probation and parole officer, tribal government, Indian Health Services, school, or other state or community agency.

“Regional Behavioral Health Authority” means an organization under contract with the ADHS to coordinate the delivery of behavioral health services to eligible and/or enrolled persons in a geographically specific service area of the state.

“Related Party” means a party that has, or may have, the ability to control or significantly influence a Contractor, or a party that is, or may be, controlled or significantly influenced by a Contractor. “Related parties” include, but are not limited to, agents, managing employees or persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or managed by any such entities or persons.

“RSA” means the Rehabilitation Services Administration within the ADES.

“RTC” means Level 1 Residential Treatment Center.

“SA” means Substance Abuse and is used to designate adult fund type.

“SAPT” means Substance Abuse Prevention and Treatment. Performance Partnership Program pursuant to Division B. Title XXXIII, Section 3303 of The Children’s Health Act of 2000 pursuant to Section 1921 – 1954 of the Public Health Service Act and 45 CFR Part 96 Interim Final Rules.

“Serious Mental Illness” means a condition of persons who are eighteen years of age or older and who, as a result of a mental disorder as defined in A.R.S §36-501, exhibit emotional or behavioral functioning which is so impaired as to interfere substantially with their capacity to remain in the community without supportive treatment or service of a long term or indefinite duration. In these persons mental disability is severe and persistent, resulting in long term limitation of their functional capacities for primary activities of daily living such as interpersonal relationships, homemaking, self-care, employment and recreation.

“Seriously Emotionally Disturbed” means those children from birth up to age 18 who meet diagnostic requirements as set forth by the ADHS.

“Services” means the behavioral health, prevention or management services provided under the terms of a subcontract.

“SMI” means Seriously Mentally Ill.

“State” means the State of Arizona and Department or Agency of the State that executes the contract.

“State Fiscal Year” means the period beginning with July 1 and ending June 30.

“State Plan” means the written agreements between the State of Arizona and CMS which describe how the AHCCCS programs meet all CMS requirements for participation in the Medicaid program and the Children’s Health Insurance Program.

“Statistical Significance” means a mathematical measure of change within the sample population, when the sample population is large enough to be considered representative of the overall population. The change is said to be statistically significant if it is greater than what might be expected to happen by chance alone. The mathematical threshold is a statistically significant change would occur less than 5% of the time by chance alone.

“Subcontract” means any Contract, express or implied, between the Contractor and another party or between a subcontractor and another party delegating or assigning, in whole or in part, the making or furnishing of any material or any service required for the performance of the Contract.

“Subcontractor” means any third party under contract with the Contractor, in a manner conforming to the ADHS requirements.

“Substance Abuse Adults” means a classification of adults age eighteen and older who have a substance use disorder and have not been determined to have a serous mental illness.

“Support Services” means covered services provided to facilitate the delivery of or enhance the benefit received from other behavioral health services. Refer to the ADHS/DBHS Covered Behavioral Health Services Guide for additional information.

“T/RBHA” means a reference to both RBHAs and Tribal RBHAs.

“Team” means a group of individuals working in collaboration who are actively involved in a person’s assessment, service planning and service delivery. At a minimum, the team consists of the person, family members as appropriate in the case of children and a qualified behavioral health clinician. As applicable, the team would also include representatives from other state agencies, clergy, other relevant practitioners involved with the person and any other individuals requested by the person.

“Third Party Liability” means sources available to pay all or a portion of the cost of services incurred by a person.

“Title XIX” means Title XIX of the Social Security Act, as amended. This is the Federal statute authorizing Medicaid which is administered by the AHCCCS.

“Title XIX Covered Services” means those covered services identified in the ADHS/DBHS Covered Behavioral Health Services Guide as being Title XIX reimbursable.

“Title XIX Eligible Person” means an individual who meets Federal and State requirements for Title XIX eligibility.

“Title XIX Member” means an AHCCCS member eligible for Federally funded Medicaid programs under Title XIX of the Social Security Act including those eligible under Section 1931 provisions of the Social Security Act (previously AFDC), Sixth Omnibus Budget Reconciliation Act (SOBRA), Supplemental Security Income (SSI), SSI-related groups, and Title XIX Waiver Groups.

“Title XIX Waiver Member” means all AHCCCS Medical Expense Deduction (MED) members, and adults or childless couples at or below 100% of the Federal Poverty Level who are not categorically linked to another Title XIX program. This would also include Title XIX linked individuals whose income exceeds the limits of the categorical program.

“Title XXI” means Title XXI of the Social Security Act, referred to in federal legislation as the State Children’s Health Insurance Program (SCHIP). The Arizona version of SCHIP is referred to as KidsCare.

“Title XXI Covered Services” means those covered services identified in the ADHS/DBHS Covered Behavioral Health Services Guide as being Title XXI reimbursable.

“Title XXI Eligible Person” means an individual who meets Federal and State requirements for Title XXI eligibility.

“Title XXI Member” means a person eligible for acute care services under Title XXI of the Social Security Act, referred to in federal legislation as the “State Children’s Health Insurance Program” (SCHIP). The Arizona version of the SCHIP is referred to as KidsCare.

“Treatment” means the range of behavioral health care received by a behavioral health recipient.

“Treatment Services” means covered services provided to identify, prevent, eliminate, ameliorate, improve or stabilize specific symptoms, signs and behaviors related to, caused by, or associated with a behavioral health disorder.

“Tribal RBHA” means a Native American Indian tribe under Contract with ADHS to coordinate the delivery of behavioral health services to eligible and enrolled persons who are residents of the Federally recognized Tribal Nation that is the party to the Contract.

SUBCONTRACT AGREEMENT

COMPREHENSIVE SERVICE NETWORK

THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

ATTACHMENT B

SERVICE SITE LISTING

Contractor Name:	Providence of Arizona, Inc.			License #:	BH 1229

Facility Address:	620 N. Craycroft			AHCCCS #:	421397	Loc:	01

City/State/Zip:	Tucson, AZ 85711			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	520.748.7108	Fax Number:	520.747.6605	Provider Type:	77

E-Mail Address:	www.provcorp.com			COS:	01, 12, 23, 26, 47

Mailing Address:	Same as Facility			eCura Site ID:	530

Intake Site: ☒ Yes ☐ No	Operating Hours:	Monday – Friday, 8 AM – 5 PM

Contract Effective Dates:	Start Date:	July 1, 2005	End Date:	June 30, 2006

Benefit Plans:

☒ Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

Contractor Name:	Providence of Arizona, Inc.			License #:	BH 2200

Facility Address:	3602 W. Thomas Road			AHCCCS #:	796021	Loc:	01

City/State/Zip:	Phoenix, AZ 85019			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	602.455.4626	Fax Number:	602.455.4624	Provider Type:	77

E-Mail Address:	www.provcorp.com			COS:	01, 26, 39, 47

Mailing Address:	620 N. Craycroft, Tucson, AZ 85711			eCura Site ID:	2775

Intake Site: ☐ Yes ☒ No	Operating Hours:	Monday –Friday, 8 AM – 5 PM

Contract Effective Dates:	Start Date:	July 1, 2005	End Date:	June 30, 2006

Benefit Plans:

☒ Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

Contractor Name:	Providence of Arizona, Inc.			License #:	BH 2551

Facility Address:	6261 N. La Cholla Blvd # 131			AHCCCS #:	798415	Loc:	01

City/State/Zip:	Tucson, AZ 85741			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	520.744.4376	Fax Number:	520.579.1138	Provider Type:	77

E-Mail Address:	www.provcorp.com			COS:	01, 26, 39, 47

Mailing Address:	620 N. Craycroft, Tucson, AZ 85711			Site ID:	2624

Intake Site: ☒ Yes ☐ No	Operating Hours:	Monday – Friday, 8 AM – 5 PM

Contract Effective Dates:	Start Date:	November 1, 2005	End Date:	June 30, 2006

Benefit Plans:

☒ Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

SUBCONTRACT AGREEMENT

COMPREHENSIVE SERVICE NETWORK

THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

ATTACHMENT C

INDEPENDENT PRACTITIONERS (M.D., D.O., R.N.P, P.A. Ph.D.)

Name:	Michael J. Mardis		Credentials: MD	License #:	27301

Mailing Address:	620 N. Craycroft			AHCCCS #:	483454

City/State/Zip:	Tucson, AZ 85711			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	748-7108	FAX Number:	745-1707	Provider Type:	08

E-Mail Address:	mmardis@provcorp.com			1COS:	01, 47

Effective Dates:	Start Date:	July 1, 2005	End Date: November 30, 2005

Service Site (1):	620 N. Craycroft		Site ID: 2645

Prescribing Privileges: ☒ Yes ☐ No	DEA #	BM6302284	DEA Start:	7/19/99	DEA End:	1/31/02

Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

Name:	Ann Maier	Credentials: NP		License #:	RN034351

Mailing Address:	620 N. Craycroft			AHCCCS #:	563769

City/State/Zip:	Tucson, AZ 85711			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	748-7108	FAX Number:	745-1707	Provider Type:	19

E-Mail Address:	___________________________________________________________________			COS	01, 47

Effective Dates:	Start Date: July 1, 2005		End Date: November 30, 2005

Service Site (1):	620 N. Craycroft			Site ID: 1016

Prescribing Privileges:	☒ Yes ☐ No	DEA#	MM0333839	DEA Start:	12/3/03	DEA End:	1/31/07

Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

Name:	Karen Van Wie		Credentials: NP	License #:	RN037770

Mailing Address:	620 N. Craycroft			AHCCCS #:	948408

City/State/Zip:	Tucson, AZ 85711			E.I.N./T.I.N./SS#:	86-0706547

Phone Number:	748-7108	FAX Number:	745-1707	Provider Type:	19

E-Mail Address:	___________________________________________________________________			COS	01, 47

Effective Dates:	Start Date: August 1, 2005	End Date: October 16, 2005

Service Site (1): 620 N. Craycroft		Site ID: 4304

Prescribing Privileges: ☒ Yes ☐ No	DEA#	MM0333839	DEA Start:	12/3/03	DEA End:	1/31/07

Children’s Services:	☒ Title XIX	☒ Title XXI	☒ Non-Title XIX	☒ Non-Title XXI

[1]	AHCCCS Category of Service (COS) – For Provider Types 08 (Physician, Specialty Code 192 or 195); 18 (Physician Assistant); 19 (Registered Nurse Practitioner, Specialty Code 098); or 31(Osteopath, Specialty Code 192) must have COS 47 – Mental Health Services.

SUBCONTRACT AGREEMENT COMPREHENSIVE SERVICE NETWORK THE PROVIDENCE SERVICE CORPORATION

CONTRACT NUMBER: A0508	FY05/06

ATTACHMENT D

CONTRACTOR’S EXPENDITURE REPORT – HB2003 CER

(FOLLOWING PAGE)

CONTRACTOR’S EXPENDITURE REPORT

1. Contractor’s Name: Providence

2. Title of Program: House Bill 2003 Children’s - GSA 5

3. Period Covered: From July 1, 2005 To June 30, 2006

BUDGET			ACTUAL EXPENDITURES
	Current Budget	One Month Budget	Jul-05	Aug-05	Sep-05	Qtr. 1	Oct-05	Nov-05	Dec-05	Qtr. 2	Jan-06	Feb-06	Mar-06	Qtr. 3	Apr-06	May-06	Jun-06	Qtr. 4	YTD Actual Expense
Personnel Expenses
CPS Liaison (1)
DES	40,000	3,333				—				—				—				—	—
Court Care Coordinator (1)	40,000	3,333
AOC	7,167	597				—				—				—				—	—
DES	32,833	2,736				—				—				—				—	—
Service Expenses																			—
Family Preservation Service
DES						—				—				—				—	—

Total Expenses	80,000	6,667	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

CPSA CHILDREN’S NETWORK MANAGER

☐	Performance Satisfactory for Payment

☐	Performance Unsatisfactory, withhold payment

☐	No payment due

Network Manager Signature Date

CONTRACTOR’S CERTIFICATION

I certify that this report has been examined by me, and to the best of my knowledge and belief, the reported expenditures are valid, based upon our official accounting records (book of account) and are consistent with terms of the contract. It is also understood that the contract payments are calculated by CPSA based upon information provided in this report.

Authorized Contractor Signature/Title Date

SUBCONTRACT AGREEMENT THE PROVIDENCE SERVICE CORPORATION

Contract Number: A0508	Amendment #1	FY05/06

Effective July 1, 2005 the Subcontract Agreement between Community Partnership of Southern Arizona and The Providence Service Corporation is amended as follows:

The language on page 36 Section B., is revised and should read as follows:

B.	Financial Withholding

2.	Hospital:

a.	CPSA will withhold the prorated contractor’s share of hospital block payments from this contract. On a quarterly basis, CPSA will reconcile actual contractor hospital utilization to the hospital block purchase payments. Within 30 days of the completion of the hospital block purchase bed day reconciliation, CPSA will adjust the contractor’s payments accordingly.

All other terms, conditions and provisions of the Subcontract Agreement shall remain the same.

CPSA:	Community Partnership of Southern Arizona

Signature:	/s/ Neal Cash
Print Name and Title:	Neal Cash, Chief Executive Officer

Date:	October 11, 2005

CONTRACTOR:	The Providence Service Corporation

Signature:	/s/ Craig A. Norris
Print Name and Title:	Craig A. Norris, Chief Operating Officer The Providence Service Corporation

Date:	September 19, 2005

SUBCONTRACT AGREEMENT THE PROVIDENCE SERVICE CORPORATION

Contract Number: A0508	Amendment #2	FY05/06

Effective July 1, 2005 the Subcontract Agreement between Community Partnership of Southern Arizona and The Providence Service Corporation is amended as follows:

1.	Program Funding Allocation is added to Schedule II and is attached.

All other terms, conditions and provisions of the Subcontract Agreement shall remain the same.

CPSA:	Community Partnership of Southern Arizona

Signature:	/s/ Neal Cash
Print Name and Title:	Neal Cash, President/Chief Executive Officer

Date:	December 21, 2005

CONTRACTOR:	The Providence Service Corporation

Signature:	/s/ Craig A. Norris
Print Name and Title:	Craig A. Norris, Chief Operating Officer

Date:	December 13, 2005